Exhibit 1.1

Execution Copy

GENERAL MOTORS CORPORATION

DEALER MANAGERS AGREEMENT

April 26, 2009

Morgan Stanley & Co. Incorporated

Banc of America Securities LLC

Barclays Capital Inc.

Deutsche Bank Securities Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities Inc.

UBS Securities LLC

Wachovia Capital Markets, LLC

(at their respective addresses set forth in Schedule 2 hereto)

Ladies and Gentlemen:

General Motors Corporation, a Delaware corporation (the “Company”), plans, on the terms and subject to the conditions described in the Prospectus (as defined below), to make offers to exchange (the “Exchange Offers”) any and all of the outstanding (i) public unsecured notes denominated in U.S. Dollars (“USD”) of the Company of each series listed on Schedule 1 hereto (the “Old GM USD Notes”), (ii) public unsecured notes denominated in Euro of the Company of each series listed on Schedule 1 hereto (“Old GM Euro Notes” and, together with the Old GM USD Notes, the “Old GM Notes”) and (iii) public unsecured notes denominated in Pounds Sterling (“GBP”) of GM Nova Scotia Finance Company (“GM Nova Scotia”) of each series listed on Schedule 1 hereto (the “Old GM Nova Scotia Notes” and, together with the Old GM Euro Notes, the “Old Non-USD Notes” and the Old Non-USD Notes together with the Old GM Notes, the “Old Notes”), in each case validly tendered and not validly withdrawn in the Exchange Offers, for a fixed amount (the “Exchange Consideration”) of newly issued shares (the “New Common Shares” or the “New Securities”) of common stock, par value $0.01 (after giving effect to the Par Value Reduction (as defined below)), of the Company (the “GM Common Stock”). Capitalized terms not otherwise defined in Section 24 hereof or otherwise herein are used as defined in the Prospectus.

Not later than 30 days prior to the Closing Date (as defined below), the Company will file with the Commission, and not later than 20 days prior to the Closing Date, the Company will distribute to all holders of GM Common Stock, an information statement on Schedule 14C (the “Schedule 14C”) pursuant to Section 14(c) of the Exchange Act, describing, among other things, an amendment (the “Charter Amendment”), in the form authorized by the Company’s board of directors, to the Company’s restated certificate of incorporation (the “Certificate of Incorporation”) to effect (i) the implementation of a reduction in the par value of GM Common Stock (the “Par Value Reduction”), (ii) an increase in the number of authorized shares of GM Common Stock to 62 billion shares (the “Common Stock Increase”) and (iii) the implementation of a 1 for 100 reverse split of GM Common Stock (the “Reverse Stock Split”).

In respect of each voting class of Old GM USD Notes, the Company is also soliciting (the “Indenture Consent Solicitations”), concurrently with the Exchange Offers, consents (the “Consents”) of holders of Old GM USD Notes to amend certain of the terms of the indentures governing the Old GM USD Notes (the “Existing Indentures”) to (i) remove substantially all material affirmative and negative covenants and events of default, other than those relating to the obligation to pay principal and interest on the Old GM USD Notes (collectively, the “Proposed Covenants Amendments”) and (ii) solely with respect to Company’s 1.50% Series D Convertible Debentures due June 1, 2009 (the “Series D Old Notes”), to have holders of such Series D Old Notes that tender and do not validly withdraw such Series D Old Notes prior to the initial Withdrawal Date irrevocably agree, in the event the Exchange Offers and Solicitations are extended beyond June 1, 2009, to forbear from taking any action to enforce, or direct enforcement of, and waive any and all of the rights and remedies available to such Holders under the applicable Existing Indenture and to extend the maturity of such tendered Series D Old Notes until the earlier of (a) the termination of the Exchange Offers (including in the event that the Company files a petition for relief under the U.S. Bankruptcy Code) and (b) the Closing Date (the “Series D Forbearance Amendments” and, together with the Proposed Covenant Amendments, the “Proposed Indenture Amendments”), in each case in accordance with the terms and conditions of the applicable Existing Indenture. On or prior to the Closing Date, subject to receipt of the requisite Consents under the applicable Existing Indenture, the Company and the applicable Existing Trustee (as defined below) will execute supplemental indentures (the “Supplemental Indentures”) to the Existing Indentures to give effect to the Proposed Indenture Amendments. In respect of each series of the Old Non-USD Notes, the Company (or, in respect of the Old GM Nova Scotia Notes, GM Nova Scotia) is soliciting (the “Paying Agency Agreement Solicitations” and, together with the Indenture Consent Solicitations, the “Solicitations”) concurrently with the Exchange Offers, proxies from such holders of Old Non-USD Notes (the “Proxies”), to approve amendments to certain of the terms of the fiscal and paying agency agreements governing the Old Non-USD Notes (the “Paying Agency Agreements”), including (i) the insertion of an early call option (the “Call Option”) in such series of Old Non-USD Notes and (ii) the removal of substantially all material affirmative and negative covenants and events of default, other than those relating to the obligation to pay principal and interest on such series of Old Non-USD Notes (collectively, the “Proposed Paying Agency Agreement Amendments” and, together with the Proposed Indenture Amendments, the “Proposed Amendments”), in accordance with the terms and conditions of the applicable Paying Agency Agreement.

The Exchange Offers are part of a larger restructuring by the Company required by that certain loan and security agreement (as may be amended or supplemented and including all ancillary documents related thereto, the “UST Loan Agreement”), dated as of December 31, 2008, by and between the Company, as borrower, and the United States Department of the Treasury, as lender (the “U.S. Treasury”). The UST Loan Agreement contains certain requirements as it relates to the implementation of the Exchange Offers, the Labor Modifications and the VEBA Modifications.

As a condition to the consummation of the Exchange Offers and Solicitations, the U.S. Treasury must agree to accept GM Common Stock in exchange for (a) full satisfaction of at least 50% of the Company’s outstanding indebtedness under the UST Loan Agreement at June 1, 2009 and (b) full satisfaction and cancellation of the Company’s obligations under the warrant granted to the U.S. Treasury (the “U.S. Treasury Debt Conversion”).

The Exchange Offers and the Solicitations shall be conducted on the terms and subject to the conditions set forth in (i) the preliminary prospectus dated April 27, 2009, attached hereto as Exhibit A (as amended or supplemented and including any documents incorporated by reference therein, the “Preliminary Prospectus”) included in the Registration Statement (as defined below) as filed with the Commission on April 27, 2009, (ii) the related letter of transmittal and consent (as amended, modified or supplemented from time to time, the “Letter of Transmittal”), attached hereto as Exhibit B, with respect to Holders tendering Old Notes pursuant to the Exchange Offers, (iii) in respect of the USD Exchange Offer, the tender offer statement on Schedule TO filed with the Commission pursuant to Rule 14d-3 under the Exchange Act, including the required exhibits thereto and any documents incorporated by reference therein (as may be amended or supplemented, the “Schedule TO”) and (iv) in respect of the Exchange Offers and the Solicitations conducted in jurisdictions identified in Annex B hereto (the “Non-U.S. Approval Jurisdictions”), one or more prospectus supplements, translations, wraps or similar documents affixed to the Preliminary Prospectus or Prospectus, as the case may be (together with any such documents or exhibits thereto, official notices and circulars in connection therewith, each a “Non-U.S. Prospectus”).

The date on which the New Common Shares are issued pursuant to the Exchange Offers shall be referred to herein as the “Closing Date.” This agreement between the Company and the Dealer Managers as set forth herein shall hereinafter be referred to as the “Agreement,” and all reference to “Holders” of Old Notes refer to holders of Old Notes who have validly tendered and not validly withdrawn their Old Notes in the Exchange Offers. This Agreement, the Supplemental Indentures, the Charter Amendment, the Escrow Agreement, any binding agreement in respect of the Labor Modifications, the VEBA Modifications, the U.S. Treasury Debt Conversion and the Proposed Paying Agency Agreement Amendments hereinafter shall be referred to collectively as the “Transaction Documents.”

References to the “Offer and Solicitation Material” shall hereinafter refer to the items in clauses (a) through (i) below, together with all information and documents incorporated by reference therein (such incorporated information and documents collectively, the “Incorporated Documents”): (a) the Registration Statement, (b) the Preliminary Prospectus, (c) the Prospectus, (d) the Letter of Transmittal, (e) the Schedule 14C, (f) each Non-U.S. Prospectus, (g) any press releases or newspaper advertisements of the Company and any other information that the Company may file (including any written communication filed with the Commission pursuant to Rule 425 under the Securities Act) or publicly disseminate or provide to holders of Old Notes, in each case in connection with the Exchange Offers and the Solicitations, as any of them may be amended, modified or supplemented from time to time, (h) any other material furnished by or with the written consent of the Company to holders of the Old Notes in connection with the Exchange Offers and the Solicitations and (i) the Schedule TO.

The Offer and Solicitation Material has been or will be prepared and approved by, and its accuracy and completeness are the responsibility of, the Company, except as otherwise expressly set forth in Section 12(a)(i) and Section 12(b) of this Agreement . The Company shall, to the extent permitted by law, use commercially reasonable efforts to disseminate the Offer and Solicitation Material (other than any press releases or newspaper advertisements relating to the Exchange Offers and the Solicitations and the Schedule 14C) to registered holders of Old Notes, as soon as practicable after the Commencement Date (as defined below), and, in respect of the convertible Old GM USD Notes, pursuant to Rule 13e-4 under the Exchange Act, so as to fulfill all requirements thereof as to the commencement of the USD Exchange Offer not later than the date hereof, and comply with its obligations thereunder. You are authorized to use the Offer and Solicitation Material delivered on or prior to the date hereof in connection with the Exchange Offers and the Solicitations in the manner contemplated by the Offer and Solicitation Material along with such other offering materials and information that the Company may approve in writing in advance for use subsequent to the date hereof in connection with the Exchange Offers and the Solicitations (together with any and all information and documents incorporated by reference therein, collectively, the “Additional Material”). You agree to discontinue use of any Offer and Solicitation Material and any Additional Material promptly after written notification by the Company that such Offer and Solicitation Material or Additional Material shall no longer be used in connection with the Exchange Offers and Solicitations.

The Company agrees to furnish to you as many copies as you may reasonably request of the Offer and Solicitation Material and any Additional Material (in each case, as amended or supplemented, if amended or supplemented) in final form for use by you in connection with the Exchange Offers and the Solicitations. The Dealer Managers (as defined below) each hereby agree that, without the prior written consent of the Company (which consent the Company agrees will not be unreasonably withheld), the Dealer Managers will not hereafter disseminate any written materials to holders of Old Notes for or in connection with the solicitation of tenders of Old Notes and Consents and Proxies pursuant to the Exchange Offers, other than the Offer and Solicitation Material and any Additional Material, or make any representations to holders of Old Notes in connection with the solicitation of tenders of Old Notes and Consents and Proxies pursuant to the Exchange Offers, other than as contained in the Offer and Solicitation Material and any Additional Material.

1. The Company hereby engages Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., UBS Securities LLC and Wachovia Capital Markets, LLC (collectively, the “Dealer Managers”) as exclusive dealer managers in connection with the Exchange Offers and exclusive solicitation agents (collectively, the “Solicitation Agents”) in connection with the Solicitations on the terms and subject to the conditions set forth herein; provided, however, that if any Dealer Manager shall withdraw under this Agreement, then the Company shall have the right, in its sole discretion, to appoint a new Dealer Manager. The Company authorizes each of you to act as Dealer Manager and Solicitation Agent in connection with the Exchange Offers and the Solicitations and agrees that you shall act as independent contractors with duties solely to the Company and that your rights and obligations pursuant to this Agreement shall be several and not joint. As a Dealer Manager and Solicitation Agent, you each agree, in accordance with the Exchange Offers and Solicitations and otherwise in accordance with your customary practice and all applicable laws of the United States and those jurisdictions listed on Annex B and Annex C, to perform those services in connection with the Exchange Offers and the Solicitations as are customarily performed by investment banking concerns in connection with Exchange Offers and Solicitations of consents and approvals of like nature, including, but not limited to, (i) using your commercially reasonable efforts to solicit (A) tenders of Old Notes sought to be exchanged by the Company pursuant to the Exchange Offers and (B) deliveries of Consents and Proxies pursuant to the Solicitations and (ii) communicating generally regarding the Exchange Offers and Solicitations with brokers, dealers, commercial banks, trust companies, nominees and other persons. You each understand and agree that the Board of Directors of the Company is not making any recommendation as to whether to accept or participate in the Exchange Offers or Solicitations and therefore, as Dealer Manager, you will not be making any such representation or recommendation. Subject to Section 21 hereof, you each further agree to be regarded as the broker-dealer that is making the Exchange Offers and Solicitations on behalf of the Company in any state of the United States in which it is required that such Exchange Offers and Solicitations be made by or through a registered or licensed broker-dealer, and you each represent that you are a registered or licensed broker-dealer in each of such states. It is understood that nothing in this Agreement nor the nature of your services shall be deemed to create a fiduciary or agency relationship between yourselves and the Company. The Company acknowledges that certain affiliates of the Dealer Managers may perform the services to be provided by the Dealer Managers and the Solicitation Agents under this Agreement in such jurisdictions as may be required in connection with the Exchange Offers and the Solicitations. To the extent that any such affiliates perform such services, they shall be entitled to the benefits of and shall be subject to the terms of this Agreement as if they were a Dealer Manager or Solicitation Agent hereunder, as applicable; provided, however, that the applicable Dealer Manager shall nevertheless remain liable for the performance of any such affiliate.

2. The Company has prepared and filed with the Commission on April 27, 2009, under the Securities Act, a registration statement on Form S-4, including the Preliminary Prospectus, covering the registration of the New Securities. The term “Registration Statement,” as used in this Agreement, shall mean such registration statement, including the exhibits thereto and any documents incorporated by reference therein, in the form in which it becomes effective and, in the event of any amendment or supplement thereto after the effective date of such registration statement, shall also mean such registration statement as so amended or supplemented. The final prospectus included in the Registration Statement (including any documents incorporated in such prospectus by reference) is herein called the “Prospectus,” except that if the final prospectus furnished to the Dealer Managers for use in connection with the Exchange Offers and the Solicitations differs from the final prospectus set forth in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term “Prospectus” shall refer to the final prospectus furnished to the Dealer Managers for such use. The terms “supplement” and “amendment” or “supplemented” and “amended” as used herein with respect to the Prospectus shall include all documents that are filed by the Company with the Commission pursuant to the Exchange Act and incorporated by reference into the Prospectus prior to the consummation of the Exchange Offers and the Solicitations.

3. (a) The Company has prepared and filed, or agrees that prior to or on the date of commencement of the Exchange Offers and the Solicitations (the “Commencement Date”) it will file, with the Commission under the Exchange Act the Schedule TO in respect of the USD Exchange Offer, including the required exhibits thereto and any documents incorporated by reference therein.

(b) The Company has prepared and filed, submitted or published, or agrees that it will use its commercially reasonable efforts to file, submit or publish in any such Non-U.S. Approval Jurisdiction, the applicable Non-U.S. Prospectus required to be so filed, submitted or published in such Non-U.S. Approval Jurisdiction in connection with the Exchange Offers and the Solicitations and in accordance with the deadlines therein specified.

(c) The Exchange Offers and Solicitations (other than the Paying Agency Agreement Solicitations) shall be made only in the United States of America, the Non-U.S. Approval Jurisdictions and the jurisdictions identified in Annex C hereto (the “Non-U.S. Exempt Jurisdictions” and, together with the Non-U.S. Approval Jurisdictions, the “Non-U.S. Jurisdictions”), and shall be conducted in the Non-U.S. Jurisdictions (including without limitation in respect of the use and distribution of the Offer and Solicitation Material) in compliance with the laws, rules and regulations applicable in such Non-U.S. Jurisdictions and the limitations and qualifications set forth in the Prospectus under the caption “Non-U.S. Offer Restrictions” (the “Foreign Jurisdiction Restrictions”). No offers, distributions of the Offer and Solicitation Material (unless required by the Paying Agency Agreements) or solicitation shall be made in any other jurisdiction without the prior written consent of the Lead Dealer Managers, which shall not be unreasonably withheld, and the Company’s prior written consent. You agree that all Offer and Solicitation Material published in the Non-U.S. Jurisdictions in connection with the Exchange Offers and the Solicitations will be issued on behalf of the Company.

4. The Company agrees that, within a reasonable time prior to using the Offer and Solicitation Material or any Additional Material (in each case, including amendments and supplements thereto, if amended or supplemented), it will provide copies of such material to the Lead Dealer Managers and counsel for the Dealer Managers, Cahill Gordon & Reindel LLP (“Cahill”), and will give reasonable consideration to comments timely received by the Company from the Lead Dealer Managers and their counsel.

With respect to any of you, in the event that (i) the Company uses or permits the use of, or files with the Commission, any Offer and Solicitation Materials (A) that have not been timely submitted to you previously for comment or (B) that have been so submitted, and you or your counsel have provided material comments in a timely manner, but the Company has unreasonably failed to address such comments; (ii) the Company shall have breached, in any material respect, any of its representations, warranties, agreements or covenants contained herein, (iii) the conditions set forth in Section 13 that are to be satisfied on or prior to the Effectiveness Date, any Withdrawal Date and the Closing Date, as the case may be, are not, in any material respect, satisfied as of such applicable date, (iv) all of the Exchange Offers and the Solicitations are terminated or withdrawn by the Company for any reason or (v) any stop order, restraining order, injunction or denial of an application for approval has been issued and not thereafter stayed or vacated, or any proceeding or litigation has been initiated, with respect to or otherwise affecting the Exchange Offers or the Solicitations or any other action or transaction contemplated by the Offer and Solicitation Material, any Additional Material or this Agreement, which such Dealer Manager, in good faith after consultation with the Company, believes renders it inadvisable to continue to act hereunder, then in any such case such Dealer Manager shall be entitled to withdraw as a Dealer Manager without any liability or penalty to you (or any person entitled to indemnification pursuant to Section 12) and without loss of any right to reimbursement for your expenses, fees and costs pursuant to Section 7 hereof; provided that in each case such Dealer Manager delivers notice of withdrawal to the Company at least two (2) business days prior to the effective date of such withdrawal. If you withdraw as a Dealer Manager in compliance with this Section 4, the reimbursement for your expenses pursuant to Section 7 hereof through the date of such withdrawal shall be paid to you promptly after such date. The resignation of any Dealer Manager shall not affect the rights or obligations of the other Dealer Managers hereunder.

5. The Company shall pay the Dealer Managers the fees calculated and payable as set forth in Annex A (the “Fees”).

6. The Company agrees to pay a soliciting dealer fee (the “Soliciting Dealer Fees”) as set forth and in accordance with the procedures described under “Dealer Managers, Exchange Agent, Solicitation and Information Agent, the Settlement and Escrow Agent and Luxembourg Exchange Agent—Fees and Expenses” in the Prospectus. The Company agrees and acknowledges that it shall be solely responsible for the payment of any Soliciting Dealer Fee and that the Soliciting Dealers may only look to the Company for payment of any such Soliciting Dealer Fee. Under no circumstances shall the Dealer Managers be liable for payment of the Soliciting Dealer Fee.

7. The Company agrees to pay all fees and expenses incurred in connection with the Exchange Offers and the Solicitations, including (i) all Soliciting Dealer Fees, (ii) all fees and expenses relating to the preparation, printing, mailing and publishing of the Offer and Solicitation Material and any Additional Material (in each case, as amended or supplemented, if amended or supplemented), (iii) all fees and expenses of the Company’s counsel and accountants and of the Depositary, the Information Agent and the Luxembourg Tender Agent (as defined below), (iv) all advertising charges incurred with the prior written consent of the Company, (v) the customary mailing and handling expenses of the brokers and dealers (including you), commercial banks, trust companies and other nominees incurred in forwarding the Offer and Solicitation Material and any Additional Material (in each case, as amended or supplemented, if amended or supplemented) to their customers, (vi) all expenses incident to the issuance and delivery of the New Securities (including all printing and engraving costs), (vii) all filing fees, attorneys’ fees and expenses incurred by the Company and all filing fees and reasonable attorneys’ fees and out-of-pocket expenses incurred by the Dealer Managers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the New Securities under the securities laws of the several states of the United States or of any Non-U.S. Jurisdictions, (viii) any fees payable in connection with the listing of the New Common Shares on the New York Stock Exchange (“NYSE”), and (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the New Securities by The Depository Trust Company (“DTC”) in the United States, Euroclear Bank, S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) outside the United States, as applicable, for “book-entry” transfer, and the performance by the Company of its other obligations under this Agreement. DTC, Euroclear and Clearstream are each referred to herein individually as a “Book-entry Transfer Facility.” In addition to your compensation for your services as Dealer Managers as contemplated by Section 5 and clause (vi) above, the Company agrees to also reimburse you for all other reasonable out-of-pocket fees, costs and expenses incurred by you in connection with your services as Dealer Manager, including the reasonable fees, costs and expenses of Cahill, those foreign counsel to the Dealer Managers identified on Annex D and, subject to prior written approval of the Company, such other counsel as reasonably required by the Lead Dealer Managers in connection with making the Exchange Offers and Solicitations in jurisdictions outside the United States (collectively with foreign counsel identified on Annex D, “Dealer Manager Foreign Counsel”; Dealer Manager Foreign Counsel together with Cahill, “Dealer Manager Counsel”), whether or not (i) any Old Notes are tendered or exchanged pursuant to the Exchange Offers, (ii) the Company acquires any Old Notes pursuant to the Exchange Offers or otherwise, (iii) the Proposed Amendments are adopted or (iv) any Consents or Proxies are received in the Solicitations; provided, however, that the Company’s obligation to reimburse the fees, costs and expenses of Dealer Manager Foreign Counsel shall not, in the aggregate, exceed $750,000. The Dealer Managers agree to provide, in a timely manner, such detailed documentation of expenses (including legal fees and expenses) as may be reasonably requested by the Company. All payments to be made by the Company pursuant to this Section 7 shall be made (i) not later than promptly after the earlier of (x) the Closing Date or (y) the termination of the Exchange Offers or in the case of amounts payable to any of you, your withdrawal as Dealer Manager pursuant to Section 4 (if applicable) or (ii) in the case of the reasonable fees, costs and expenses of Dealer Manager Counsel, (A) on the Commencement Date, in respect of such amount invoiced up to and including the Commencement Date and (B) promptly after the earlier of (x) the Closing Date or (y) the termination of the Exchange Offers or the withdrawal of all Dealer Managers pursuant to Section 4, in respect of such amount invoiced after the Commencement Date.

8. In connection with the Exchange Offers and the Solicitations, the Company has arranged for D.F. King & Co. to serve as depositary and exchange agent (the “Depositary”) and, as such, to advise the Company and you at least daily as to such matters relating to the Exchange Offers as you may request, and to serve as information agent (the “Information Agent”) and, as such, to advise the Company and you as to such matters relating to the Exchange Offers and the Solicitations as you may reasonably request and to furnish the Company and you with any written reports concerning any such information as either the Company or you may reasonably request. Additionally, in connection with the Exchange Offers and the Solicitations in respect of Old Notes listed on the Luxembourg Stock Exchange, the Company has arranged for Deutsche Bank Luxembourg S.A. to serve as Luxembourg tender agent (the “Luxembourg Tender Agent”) and, as such, to advise the Company and you as to such matters relating to such Exchange Offers and Solicitations, as either the Company or you may reasonably request. The Company shall provide the Lead Dealer Managers or use commercially reasonable efforts to cause each of the trustees (each, an “Existing Trustee” and together, the “Existing Trustees”) under the Existing Indentures, and the applicable Book-entry Transfer Facility to provide the Lead Dealer Managers with copies of the records or other lists showing the names and addresses of, and principal amounts of Old Notes held by, the record holders of Old Notes as of a recent date and on such subsequent dates as are requested by the Lead Dealer Managers and undertakes, from and after such date, to use commercially reasonable efforts to cause the Existing Trustees and the applicable Book-entry Transfer Facility, to notify the Lead Dealer Managers of all transfers of Old Notes as of such subsequent dates as are requested by the Lead Dealer Managers, such notification consisting of the name and address of the transferor and transferee of any Old Notes and the date of such transfer. On or prior to the Commencement Date, the Company will have made appropriate arrangements, to the extent applicable, with the applicable Book-entry

Transfer Facility and the Depositary to allow for the book-entry movement of the tendered Old Notes between depositary participants and the applicable Book-entry Transfer Facility during the Exchange Offers.

9. The Company represents and warrants to each of you that:

(a) the Company has been duly incorporated and is validly existing as a corporation in good standing in the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offer and Solicitation Material. The Company is duly qualified to transact business and is in good standing (or equivalent status) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect;

(b) the Company has all necessary corporate power and authority and it has taken all necessary corporate action to authorize the making and consummation of the Exchange Offers and the Solicitations, and, as of the expiration date of the Exchange Offers and the Solicitations (the “Expiration Date”), will have taken all actions to authorize the exchange of Old Notes pursuant to the Exchange Offers and all other actions and transactions contemplated in the Offer and Solicitation Material and any Additional Material (in each case, as amended or supplemented, if amended or supplemented);

(c) the Registration Statement, including the Preliminary Prospectus, has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act and has been filed with the Commission as of the Commencement Date and is expected by the Company to become effective not later than the scheduled Expiration Date of the Exchange Offers; the Company will file any amendments to the Registration Statement as may hereafter be required by applicable law and such amendments shall be prepared and filed in conformity in all material respects with the requirements of the Securities Act. No stop order refusing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any prospectus is in effect, and no proceedings for such purpose have been instituted or are pending before or, to the knowledge of the Company, are threatened by the Commission. The Exchange Offers and the Solicitations satisfy the conditions for use of Form S-4 set forth in the instructions thereto;

(d) the Schedule TO has been prepared by the Company in conformity in all material respects with the requirements of the Exchange Act and has been filed with the Commission as of the Commencement Date; amendments to the Schedule TO as may have been required prior to the date hereof have similarly been prepared and filed with the Commission; and the Company will file additional amendments to the Schedule TO as may hereafter be required by the Exchange Act;

(e) in respect of each Non-U.S. Approval Jurisdiction, each Non-U.S. Prospectus has been (x) prepared by the Company in conformity in all material respects with the requirements of the applicable laws of the relevant Non-U.S. Approval Jurisdiction and (y) has been filed or submitted with, approved by, and published or made available to the public (as applicable) in the form and manner specified by, the relevant Non-U.S. Approval Agency in conformity in all material respects with and to the extent required by the applicable laws of the relevant Non-U.S. Approval Jurisdiction; the Company will amend or supplement the applicable Non-U.S. Prospectus in each relevant Non-U.S. Approval Jurisdiction as may hereafter be required and such amendment or supplements shall be prepared, approved, filed, submitted and made available to the public (as applicable) in conformity in all material respects with applicable laws, rules and regulations of the relevant Non-U.S. Approval Jurisdiction in which it was filed, submitted or published. No stop or similar order suspending the approval or use of any Non-U.S. Prospectus has been issued and no proceedings for such purpose have been instituted or are pending before or, to the knowledge of the Company, are threatened by any Non-U.S. Approval Agency;

(f) the Schedule 14C will be prepared by the Company in conformity in all material respects with the requirements of the Exchange Act and will be, not later than 30 days prior to the Closing Date, filed with the Commission, and not later than 20 days prior to the Closing Date, distributed to all holders of GM Common Stock;

(g) (i) the Offer and Solicitation Material complies in all material respects and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the Exchange Act; (ii) the Registration Statement, when it becomes effective, will not contain and as amended or supplemented thereafter, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) none of the Preliminary Prospectus, the Prospectus or any other Offer and Solicitation Material other than the Registration Statement, nor any Additional Material, at the Commencement Date contains, and on any Withdrawal Date, the Expiration Date or the Closing Date, as amended or supplemented, if applicable, will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this Section 9(g) do not apply to statements or omissions in the Offer and Solicitation Material, any Additional Material or any amendment or supplement thereto made in reliance upon or in conformity with information relating to the Dealer Managers furnished to the Company in writing by the Dealer Managers expressly for use therein;

(h) the Incorporated Documents, at the time they were or are hereafter filed with the Commission, complied in all material respects and will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and, when read together with the other information in the Registration Statement, Preliminary Prospectus or the Prospectus, as the case may be, do not contain, and at no time prior to or on the Closing Date, will contain, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i) no material consent, approval, registration, authorization, order or qualification of or with any federal or other governmental securities and exchange agency, authority or instrumentality, domestic or foreign in any Non-U.S. Exempt Jurisdiction is required for the consummation of the Exchange Offers and Solicitations or the offering, sale or delivery of the Exchange Consideration (including pursuant to the Call Option) as contemplated by this Agreement or the Offer and Solicitation Material;

(j) the GM Common Stock conforms in all material respects to the description thereof contained in the Preliminary Prospectus and the Prospectus and the New Common Shares (upon effectiveness of the Charter Amendment) (i) will conform in all material respects to such description and (ii) will conform to the rights set forth in the Certificate of Incorporation in respect of the New Common Shares; the New Common Shares have been duly authorized for issuance pursuant to the Certificate of Incorporation, and, each New Common Share that is delivered to Holders in exchange for Old Notes, will be validly issued, fully paid and non-assessable;

(k) the Charter Amendment (reflecting the Common Stock Increase and the Reverse Stock Split), upon effectiveness, will conform in all material respects to the description thereof contained in the Preliminary Prospectus and the Prospectus;

(l) the Charter Amendment will comply with applicable Delaware law;

(m) the Proposed Indenture Amendments set forth in each Supplemental Indenture when executed and delivered will conform in all material respects to the description thereof in the Preliminary Prospectus and the Prospectus;

(n) the Proposed Paying Agency Agreement Amendments when approved pursuant to the terms and conditions in the applicable Paying Agency Agreement will conform in all material respects to the description thereof in the Preliminary Prospectus and the Prospectus;

(o) as of the Closing Date, the VEBA Modifications, the Labor Modification and the U.S. Treasury Debt Conversion will conform in all material respects to the description thereof contained in the Preliminary Prospectus and the Prospectus and, with respect to the VEBA Modifications and the Labor Modifications, will comply in all material respects with ERISA (as defined below) and all applicable federal, state or local labor statutes and regulations;

(p) prior to the date hereof, the Company has not distributed any Offer and Solicitation Material in connection with the Exchange Offers and Solicitations;

(q) the statements in the Preliminary Prospectus and the Prospectus under the headings “Description of Our Existing Capital Stock,” “Material United States Federal Income Tax Consequences,” “Description of the Charter Amendment,” and “Proposed Debt Instrument Amendments,” insofar as they purport to describe the provisions of the laws, documents and arrangements referred to therein, are accurate in all material respects;

(r) the Company is not and, after giving effect to the New Securities exchanged for the Old Notes, the VEBA Modifications, the Labor Modifications, the U.S. Treasury Debt Conversion and the Charter Amendment, will not be an “investment company” or any entity “controlled” by an “investment company” as such terms are defined in the U.S. Investment Company Act of 1940, as amended;

(s) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms set forth herein, except as enforcement thereof may be limited by (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the enforceability of indemnity provisions due to considerations of public policy (the “Enforceability Exceptions”);

(t) each Supplemental Indenture and the Escrow Agreement have each been duly authorized by the Company and, when executed and delivered by the Company and assuming the due authorization, execution and delivery by the applicable Existing Trustee or the escrow agent, as the case may be, will each have been duly executed and delivered on the Closing Date and will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by the Enforceability Exceptions;

(u) Deloitte & Touche LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) that will be included or incorporated by reference in the Preliminary Prospectus and the Prospectus, has informed the Company that it is an independent public or certified public accountant within the meaning of Regulation S-X under the Securities Act and the Exchange Act and the rules of The Public Company Accounting Oversight Board, and any non-audit services provided by Deloitte & Touche LLP to the Company have been approved by the appropriate audit committee of the Company;

(v) the financial statements, together with the related schedules and notes, included or incorporated by reference in the Preliminary Prospectus and the Prospectus present fairly, in all material respects, the financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and their cash flows for the periods presented therein. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated therein. All pro forma financial statements or data included or incorporated by reference in the Preliminary Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data;

(w) at December 31, 2008, on a consolidated basis, after giving pro forma effect to (i) the issuance of the New Securities and the exchange of Old Notes therefor, (ii) the VEBA Modifications, (iii) the Reverse Stock Split, (iv) the Common Stock Increase and (v) the U.S. Treasury Debt Conversion, each as contemplated by the Preliminary Prospectus and the Prospectus, the Company would have an authorized and outstanding capitalization as set forth in the Preliminary Prospectus and the Prospectus, under the caption “Capitalization”;

(x) the Exchange Offers and the Solicitations , the VEBA Modifications and all other actions and transactions contemplated in the Offer and Solicitation Material and any Additional Material (in each case, as amended or supplemented, if amended or supplemented), and the execution, delivery of, and the performance of the Company’s obligations under the Transaction Documents, (x) will not require any material consent, approval, authorization or filing with or other order of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company, except such (i) as may have already been obtained, taken or made, (ii) consents, approvals, authorizations or filings with or other order of any court, regulatory body, administrative agency or other governmental body as are set forth in the Preliminary Prospectus and the Prospectus, (iii) consents, approvals, authorizations or filings as may be required under state securities or blue sky laws or in the Non-U.S. Approval Jurisdictions in connection with the Exchange Offers and Solicitations and (iv) required consents, approvals, authorizations or filings in those jurisdictions relating to securities to be held in escrow pursuant to the Escrow Agreement; (y) complies in all material respects with all applicable provisions of the Exchange Act and the Securities Act; and (z) will not conflict with, or result in a breach or violation or imposition of, any material lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Certificate of Incorporation or bylaws of the Company (the “Bylaws”), (ii) the terms of any indenture or any other material agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject (including, without limitation, the UST Loan Agreement and all other documentation related thereto) or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, which in the case of (ii) or (iii) would reasonably be expected to have a Material Adverse Effect;

(y) except as disclosed in the Preliminary Prospectus and the Prospectus, the Company and its subsidiaries and, to the knowledge of the Company, their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, including the rules and regulations of the Commission promulgated thereunder;

(z) (i) except as disclosed in the Preliminary Prospectus and the Prospectus, the Company and its subsidiaries maintain systems of “internal control over financial reporting”

(as defined in Rule 13a-15(f) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and (ii) the Company’s internal control over financial reporting includes policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect (in all material respects) the transactions and dispositions of the assets of the Company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the consolidated financial statements in conformity with GAAP, and that material receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the consolidated financial statements;

(aa) except as disclosed in the Preliminary Prospectus and the Prospectus, the Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the appropriate audit committee of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could materially adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls;

(bb) except as disclosed in the Preliminary Prospectus and the Prospectus, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(cc) except as disclosed in the Preliminary Prospectus and the Prospectus, none of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury;

(dd) except as disclosed in the Preliminary Prospectus and the Prospectus, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(ee) except as disclosed in the Preliminary Prospectus and the Prospectus, (i) there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options issued by the Company to purchase, any shares of GM Common Stock, (ii) there are no statutory, contractual, preemptive or other rights to subscribe for or to purchase any Old Notes or New Securities and (iii) there are no restrictions upon transfer of the Old Notes or the New Securities pursuant to (a) the Company’s Certificate of Incorporation or Bylaws or (b) GM Nova Scotia’s Memorandum of Association;

(ff) except as disclosed in the Preliminary Prospectus and the Prospectus, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established, maintained or contributed to by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with plan terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder). “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Code, of which the Company or such subsidiary is a member. No reportable event (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established, maintained or contributed to by the Company, its subsidiaries or any of their ERISA Affiliates. Neither the Company, its subsidiaries nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA (other than PBGC premiums, in the ordinary course and without default), including with respect to termination of, or withdrawal from, any “employee benefit plan.” Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under Sections 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification;

(gg) except as contemplated by this Agreement or as described in the Preliminary Prospectus and the Prospectus, the Company has not paid or agreed to pay to any person any compensation for the solicitation of tenders by holders of the Old Notes pursuant to the Exchange Offers;

(hh) the aggregate amount of GM Common Stock (after taking into account the New Common Shares to be issued) outstanding following the consummation of the Exchange Offers, will not exceed at any one time any limitation thereon which may then be in effect by action of the Board of Directors of the Company; and

(ii) each of the representations and warranties set forth in this Agreement will be true and correct on and as of the Commencement Date, any Withdrawal Date, the Expiration Date and the Closing Date, with the same effect as if made on each such date (except to the extent that a representation or warranty is by its terms made as of a specified date, in which case such representation shall be true and correct only on and as of such date).

It is inappropriate for any person other than you to assume the accuracy of any representation, warranty or agreement of the Company contained in this Agreement. This Agreement is not intended as a document for other persons to obtain factual information about the Company or the transactions contemplated by this Agreement. Other persons should rely instead solely on the Offer and Solicitation Materials (including the information incorporated by reference therein) for information about the Company and the transactions contemplated by this Agreement.

10. Each Dealer Manager severally represents and warrants to the Company and agrees with the Company that:

(a) this Agreement has been duly authorized and validly executed and delivered by such Dealer Manager; and

(b) without the prior written consent of the Company (which consent the Company agrees will not be unreasonably withheld), such Dealer Manager will not hereafter (x) disseminate any written materials to holders of the Old Notes for or in connection with the solicitation of tenders of the Old Notes and Consents and Proxies pursuant to the Exchange Offers, other than the Offer and Solicitation Material and any Additional Material, or (y) make any representations to holders of Old Notes in connection with the solicitation of tenders of Old Notes and Consents and Proxies pursuant to the Exchange Offers, other than as contained in the Offer and Solicitation Material and any Additional Material.

11. (a) The Company will use its commercially reasonable efforts to cause (x) the Registration Statement to become effective as soon as possible but no later than the Expiration Date, and (y) to advise the Lead Dealer Managers promptly in writing of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission or any Non-U.S. Approval Agency relating to the Exchange Offers and the Solicitations, including in relation to the Registration Statement, the Schedule TO, the Schedule 14C, the Prospectus, any Non-U.S. Prospectus or any other Offer and Solicitation Material, (ii) the occurrence of any event which would cause the Company to modify, withdraw or terminate the Exchange Offers or the Solicitations in any jurisdiction or which would permit the Company to exercise any right not to exchange Old Notes tendered for the New Securities, (iii) any requirement to amend or supplement the Offer and Solicitation Material or any Additional Material, (iv) the issuance by the Commission of any stop order preventing or suspending the effectiveness of the Registration Statement, (v) the breach of any representation or warranty of the Company contained in this Agreement, (vi) the issuance of any order or, to the knowledge of the Company, the taking of any other material adverse action by any administrative or judicial tribunal or other governmental agency or instrumentality concerning the Exchange Offers and the Solicitations (and, if in writing, will furnish the Dealer Managers a copy thereof), (vii) any litigation or administrative action with respect to the Exchange Offers or the Solicitations, (viii) any proceedings to remove, suspend or terminate from listing or quotation the New Common Shares from the NYSE, or of the threatening or initiation of any proceedings for any of such purposes and (ix) any other information relating to the Exchange Offers and the Solicitations which the Lead Dealer Managers may from time to time reasonably request. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b), as applicable, under the Securities Act.

(b) The Company agrees that (i) if any event occurs or condition exists as a result of which the Offer and Solicitation Material (other than the Registration Statement) or any Additional Material would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) if any event occurs or condition exists as a result of which the Registration Statement, after the date the Registration Statement is declared effective by the Commission, includes an untrue statement of a material fact, or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) if, in the opinion of the Company it is necessary at any time to amend or supplement the Offer and Solicitation Material or any Additional Material to comply with applicable law, the Company shall promptly notify the Dealer Managers, prepare an amendment or supplement to the Offer and Solicitation Material or any Additional Material that will correct such statement or omission or effect such compliance, and supply such amended or supplemented Offer and Solicitation Material or Additional Material to you.

(c) Prior to the earlier of the Closing Date or the date of termination of the Exchange Offers and the Solicitations, the Company will not amend or supplement the Offer and Solicitation Material (including by filing documents under the Exchange Act that are incorporated by reference therein) unless the Company has submitted to the Dealer Managers such amendment or supplement or filing a reasonable time prior to the proposed filing or amendment or supplement, and the Company will give reasonable consideration to the timely comments of the Dealer Managers and their counsel, subject in each case to the obligation of the Company to comply with the Securities Act, the Exchange Act and the provisions of this Agreement. The Company will promptly advise the Dealer Managers when any document filed under the Exchange Act that is incorporated by reference in the Offer and Solicitation Material shall have been filed with the Commission.

(d) Prior to the issuance of the New Securities, the Company will use commercially reasonable efforts, and the Dealer Managers shall cooperate in connection therewith, to obtain the registration or qualification of the New Securities under (or to obtain exemptions from the application of) the securities or Blue Sky laws or other laws of the United States, the Non-U.S. Jurisdictions and such other jurisdictions as may be agreed upon by the Lead Dealer Managers and the Company; provided, however, that the Company shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process, in any jurisdiction, or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will not send New Securities into any jurisdiction where it has not (i) registered or otherwise qualified such New Securities or (ii) assured itself that an exemption from registration or qualification exists. The Company will promptly advise the Dealer Managers of the receipt by the Company of any notification with respect to the suspension of the qualification of any New Securities for sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose.

(e) Old Notes acquired by the Company pursuant to the Exchange Offers or upon exercise of the Call Option will be cancelled upon receipt thereof. The Company will cooperate with the Dealer Managers and use their reasonable best efforts to permit the New Securities to be eligible for clearance and settlement through the applicable Book-entry Transfer Facility.

(f) The Company will give reasonable notice to the Dealer Managers prior to the exercise of the Call Option and will not exercise the Call Option in respect of Old Non-USD Notes held by holders in, or deliver New Securities pursuant to such exercise as contemplated by the Prospectus into, any jurisdiction where such exercise or delivery would violate, conflict with or result in liability under applicable securities laws in such jurisdiction, until such time as the Company has obtained all consents and approvals necessary to exercise the Call Option in respect of such Old Non-USD Notes and deliver New Securities pursuant thereto in compliance with such securities laws; provided, however, that the Company may (i) exercise the Call Option, execute the Escrow Agreement and perform the transactions contemplated by the Escrow Agreement and (ii) make such other arrangements in respect of any such jurisdiction as may be agreed in writing by the Company and the Lead Dealer Managers.

(g) During such period beginning on the date hereof and ending on such date as, in the reasonable opinion of counsel for the Dealer Managers, the Prospectus or any Non-U.S. Prospectus is no longer required by law to be delivered in connection with the Exchange Offers and the Solicitations, the Company will (i) file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act or (ii) file, submit or make available all documents required by law to be filed, submitted or made available in any Non-U.S. Jurisdiction.

(h) The Company will make generally available to its security holders and the Dealer Managers as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the Effectiveness Date (it being understood that the Company may satisfy its obligation hereunder by including such earning statement in its periodic reports filed with the Commission pursuant to the Exchange Act).

12.(a) The Company agrees to indemnify and hold harmless each Dealer Manager, its affiliates, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) such Dealer Manager and each of such Dealer Manager’s and such person’s officers and directors against any and all losses, liabilities, damages, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Offer and Solicitation Material and any Additional Material, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Company shall not be liable for any such loss, liability, cost, action or claim arising from any statements or omissions made in reliance on and in conformity with written information furnished by such Dealer Manager to the Company expressly for use in the Offer and Solicitation Material or any Additional Materials or any amendment or supplement thereto (which, for the purposes of this proviso, shall consist solely of the name, address and telephone number of such Dealer Manager on the front cover and back cover of the Preliminary Prospectus and the Prospectus, as the case may be, and the back page of the Letter of Transmittal and such other Information set forth on Annex E), (ii) the Exchange Offers and the Solicitations, the exercise of the Call Option and all other actions contemplated in the Offer and Solicitation Material and any Additional Materials with respect to the Exchange Offers and the Solicitations, (iii) any action taken or omitted to be taken by the Dealer Manager with the consent of the Company or in conformity with the instructions of the Company or pursuant to the obligations of the Dealer Managers under this Agreement, (iv) any breach by the Company of any representation or warranty or failure to comply with any of the covenants and the agreements contained herein, (v) any withdrawal or termination by the Company of, or failure by the Company to commence or consummate, the Exchange Offers or the Solicitations, (vi) any advice or services rendered or to be rendered by an indemnified person pursuant to this Agreement and the transactions contemplated hereby or (vii) the VEBA Modifications, the Labor Modifications or the U.S. Treasury Debt Conversion. The Company shall not, however, be required so to indemnify any indemnified party for any losses, liabilities, costs or claims or expenses related thereto arising under clauses (ii) through (vii) above to the extent that such losses, liabilities, costs or claims or expenses related thereto are finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such indemnified party or from a material breach by such indemnified party of any of its representations, warranties or covenants in this Agreement. The Company also acknowledges and agrees that no indemnified person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or, without limiting the effect of the foregoing provisions of this paragraph (a), any other person for any act or omission on the part of any broker or dealer in securities or any commercial bank, trust company or other nominee and that no indemnified person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any other person for any losses, claims, damages, liabilities or expenses arising from or in connection with any act or omission in performing your obligations hereunder or otherwise in connection with the Exchange Offers or the exchange of Old Notes for the Exchange Consideration pursuant to the Exchange Offers, or any other action contemplated in the Offer and Solicitation Material or any Additional Material, except to the extent that any such losses, claims, damages, liabilities or expenses are finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such indemnified person or from a material breach by such indemnified person of any of its representations, warranties or covenants in this Agreement.

(b) Each Dealer Manager severally agrees to indemnify and hold harmless the Company, its affiliates, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), the Company and each of the Company’s and such person’s officers and directors from and against any and all losses, liabilities, damages, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, damages, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Offer and Solicitation Material or any Additional Material or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance on and in conformity with written information furnished to the Company by such Dealer Manager expressly for use in the Offer and Solicitation Material or any Additional Material, or any amendment or supplement thereto (it being understood that such written information shall consist solely of the name, address and telephone number of such Dealer Manager on the front cover and back cover of the Preliminary Prospectus and the Prospectus, as the case may be, and the back page of the Letter of Transmittal and such other information set forth on Annex E).

(c) If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding; provided, however, that in the event the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of any such proceeding, the indemnified party shall then be entitled to retain counsel reasonably satisfactory to itself and the indemnifying party shall pay the reasonable fees and disbursements of such counsel relating to the proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party pursuant to the preceding sentence or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the Lead Dealer Managers. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is entitled to indemnification hereunder, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in this Section 12 is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party in respect of such losses, claims, damages or liabilities, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) if the indemnifying party is the Company, in such proportion as is appropriate to reflect the relative benefit received by the Company on the one hand and the Dealer Managers on the other from the Exchange Offers and Solicitations, (ii) if a Dealer Manager is the indemnifying party, in such proportion as is appropriate to reflect the Dealer Manager’s relative fault on the one hand and that of the Company on the other hand in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities, or (iii) if the allocation provided by clause (i) or clause (ii) above, as the case may be, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefit referred to in clause (i) above or the relative fault referred to in clause (ii) above, as the case may be, but also such relative fault (in cases covered by clause (i)) or such relative benefit (in cases covered by clause (ii)) as well as any other relevant equitable considerations. The relative benefit received by the Company on the one hand and the Dealer Managers on the other hand, of the Exchange Offers and the Solicitations shall be deemed to be in the same proportion as the sum of (x) the par value of the New Common Shares determined as of the Closing Date and (y) any additional consideration paid by the Company in exchange for the Old Notes bears to the aggregate fees paid or to be paid to such Dealer Manager under this Agreement. The relative fault of the Company on the one hand and of the Dealer Managers on the other shall be determined by reference to, among other things, and where applicable, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Dealer Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omissions.

(e) The Company and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Dealer Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amounts paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12 concerning contribution, no indemnifying party shall be required to make contribution in respect of such losses, claims, damages or liabilities in any circumstances in which such party would not have been required to provide indemnification. Nothing herein contained shall be deemed to constitute a waiver by an indemnified party of such party’s rights, if any, to receive contribution pursuant to Section 11(f) of the Securities Act or other applicable law. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Dealer Managers’ obligations to contribute pursuant to this Section 11 are several and not joint.

(f) The remedies provided for in this Agreement are not exclusive and shall not limit any rights or remedies which may otherwise be available to any person at law or in equity.

(g) The reimbursement, indemnity and contribution obligations of the Company and the Dealer Managers provided for in this Agreement shall be in addition to any liability which the Company or the Dealer Managers may otherwise have and shall be binding upon and shall inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and the Dealer Managers and any other indemnified persons.

13. Your several obligations to act and to continue to act (as the case may be) as Dealer Managers hereunder shall at all times be subject, in your discretion, to the conditions that:

(a) all representations, warranties and other statements of the Company contained herein are now, and as of the Commencement Date, any Withdrawal Date and the Closing Date, with the same effect as if made on each such date (except to the extent that a representation, warranty or statement is by its terms made as of a specified date, in which case such representation, warranty or statement shall be true and correct only on and as of such date), will be, true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) except (i) as otherwise set forth in the Offer and Solicitation Materials or (ii) where the failure of such representations, warranties or other statements to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect;

(b) the Company at all times during the Exchange Offers and the Solicitations shall have performed in all material respects all of its obligations hereunder;

(c) no stop order, judgment, order or injunction shall have been issued, entered or enforced by any court, agency, authority or other tribunal which makes illegal, directly or indirectly restrains or prohibits the making or consummation of the Exchange Offers or the Solicitations, the exchange of Old Notes or the other transactions contemplated by the Offer and Solicitation Materials; provided that the issuance, entry or enforcement of a stop order, judgment, order or injunction with respect to a particular Exchange Offer or Solicitation shall not affect your several obligations to act and continue to act with respect to the other Exchange Offers and Solicitations to the extent such stop order, judgment, order or injunction does not make illegal, directly or indirectly, or restrain or prohibit such other Exchange Offers or Solicitations;

(d) (i) the Company shall have filed the Registration Statement and Schedule TO with the Commission not later than the date hereof and the Registration Statement and Schedule TO shall become effective prior to the Expiration Date; and (ii) no stop order refusing or suspending the effectiveness of the Registration Statement or Schedule TO or any post-effective amendment shall have been issued or be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission;

(e) (i) each Non-U.S. Prospectus shall have been filed with, submitted to, approved by, published and made available to the public (as applicable) in the form (as to form, in all material respects) and manner required by the relevant Non-U.S. Approval Agency within the applicable time period prescribed for such filing by the applicable law, rules and regulations of such Non-U.S. Approval Agency; and (ii) no stop order or similar order preventing or suspending the approval or use of any Non-U.S. Prospectus or any part thereof in any Non-U.S. Approval Jurisdiction, or preventing the use of the Prospectus in any Non-U.S. Exempt Jurisdiction in accordance with the Foreign Jurisdiction Restrictions, shall have been issued, and no proceedings for such purpose shall have been instituted by any Non-U.S. Approval Agency or by any other governmental securities and exchange agency, authority or instrumentality in any Non-U.S. Exempt Jurisdiction; provided, however, that, upon the occurrence of any of the events described in clauses (i) or (ii) in any Non-U.S. Approval Jurisdiction(s), the Dealer Managers’ obligations to continue to act as Dealer Managers hereunder shall only cease with respect to those Dealer Manager activities being conducted in such Non-U.S. Approval Jurisdiction(s);

(f) (i) the Company shall have filed the Schedule 14C with the Commission not later than 30 days prior to the Closing Date and shall have distributed the Schedule 14C to all holders of GM Common Stock not later than 20 days prior to the Closing Date; and (ii) no stop order refusing or suspending the effectiveness of the Schedule 14C or any post-effective amendment shall have been issued or be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission;

(g) (i) Weil, Gotshal & Manges LLP, counsel to the Company, shall have furnished to you, as Dealer Managers, as of the Effectiveness Date and as of the Closing Date, its opinion, dated the Effectiveness Date or the Closing Date, as applicable, substantially to the effect set forth in Exhibit C-1 on the Effectiveness Date and in Exhibit C-2 on the Closing Date, (ii) Jenner & Block LLP, counsel to the Company, shall have furnished to you, as Dealer Managers, as of the Effectiveness Date and as of the Closing Date, its opinion, dated the Effectiveness Date or the Closing Date, as applicable, substantially to the effect set forth in Exhibit D-1 on the Effectiveness Date and in Exhibit D-2 on the Closing Date, and (iii) Martin Darvick, a member of the Legal Staff of the Company shall have furnished to you, as Dealer Managers, as of the Effectiveness Date and as of the Closing Date, his or her opinion, dated the Effectiveness Date or the Closing Date, as applicable, substantially to the effect set forth in Exhibit E-1 on the Effectiveness Date and in Exhibit E-2 on the Closing Date;

(h) Cahill Gordon & Reindel LLP, counsel to the Dealer Managers, shall have furnished to you, as Dealer Managers, as of the Effectiveness Date and as of the Closing Date, its opinion, dated the Effectiveness Date or the Closing Date, in form and substance reasonably satisfactory to the Dealer Managers;

(i) on or prior to the Closing Date, except as disclosed in the Preliminary Prospectus and the Prospectus, there has been no Material Adverse Effect;

(j) on the Effectiveness Date and at the Closing Date, the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Dealer Managers comfort letters, dated respectively as of the Effectiveness Date and as of the Closing Date, in form and substance reasonably satisfactory to the Dealer Managers;

(k) on the Effectiveness Date and the Closing Date, you shall have received a certificate, dated such date, of the Chief Financial Officer or Treasurer (acting on behalf of the Company and without personal liability) of the Company to the effect that:

(i) except as otherwise disclosed in the Preliminary Prospectus, in the case of the Effectiveness Date, or the Prospectus, in the case of the Closing Date, the representations and warranties in this Agreement are true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) except where the failure of such representation to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect, as if made on and as of such date (except to the extent that a representation or warranty is by its terms made as of a specified date, in which case such representation shall be true and correct only on and as of such date;

(ii) the Company has performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such date (after giving effect to the Exchange Offers and the Solicitations and the other transactions contemplated by the Offer and Solicitation Material);

(iii) subsequent to the date as of which information is given in the Offer and Solicitation Material (as amended or supplemented, including the documents incorporated by reference therein), as of the date of such certificate, there has not been any change in such information that would have a Material Adverse Effect; and

(iv) neither the Exchange Offers, the Solicitation nor any of the other transactions contemplated hereby or by the Offer and Solicitation Material has been enjoined (temporarily or permanently);

(l) on or prior to the Closing Date, the Charter Amendment shall have been filed with the Delaware Secretary of State;

(m) on or prior to the Closing Date (i) the requisite amount of Consents of each voting class of Old GM USD Notes necessary to effect the Proposed Indenture Amendments shall have been validly received and not withdrawn and the Supplemental Indentures giving effect to the Proposed Indenture Amendments shall have been executed and shall have become effective and (ii) the Dealer Managers shall have received copies of such executed and effective Supplemental Indentures;

(n) on or prior to the Closing Date, the Dealer Managers shall have received executed copies of each of the other Transaction Documents (to the extent they have not already been received), and all such Transaction Documents shall be in full force and effect; in addition, the Company undertakes to deliver to the Dealer Managers a copy of the opinion delivered to the applicable Existing Trustees in connection with the execution and delivery of the Supplemental Indentures as well as a copy of the Extraordinary Resolutions (as defined in the applicable Paying Agency Agreement) passed pursuant to the applicable Paying Agency Agreement;

(o) on or prior to the Closing Date, the Company shall have received an exemption from the shareholder approval requirement set forth in NYSE Rule 312.03 in respect of the issuance of the New Common Shares, and the Company shall have used its commercially reasonable efforts to have the New Common Shares duly listed on the NYSE (subject to notice of issuance);

(p) on or prior to the Closing Date, the New Securities shall be eligible for clearance and settlement through the applicable Book-entry Transfer Facility;

(q) on or prior to the Closing Date, (i) the Dealer Managers shall have received an executed copy of the binding agreements in respect of the Labor Modifications, (ii) the VEBA Modifications shall have been executed by all relevant parties (and court approval thereof shall have been obtained) and (iii) all other obligations required to be performed by the Company prior to the Closing Date pursuant to the terms of the UST Loan Agreement and the U.S. Treasury Debt Conversion shall have been so performed or duly waived;

(r) on or prior to the Closing Date, the Company shall have obtained all material consents, approvals, authorizations and orders of, and shall have duly made all material registrations, qualifications and filings with, any court or regulatory authority or other governmental agency or instrumentality required in connection with the making and consummation of the Exchange Offers and the Solicitations and the execution, delivery and performance of this Agreement, except as contemplated by the Escrow Agreement and the actions related thereto; and

(s) on the Closing Date, all conditions to the consummation of the Exchange Offers and the Solicitations set forth in the Offer and Solicitation Material shall have been satisfied in all material respects or waived and all other transactions contemplated by the Offer and Solicitation Material to be consummated simultaneously with or prior to the consummation of the Exchange Offers and the Solicitations shall have been consummated or shall be consummated simultaneously.

On or before the Effectiveness Date and the Closing Date, the Dealer Managers and their counsel shall have received such further documents, certificates and schedules relating to the business, corporate, legal and financial affairs of the Company and its subsidiaries and the Exchange Offers as reasonably requested by the Dealer Managers or their counsel.

The Company shall furnish to the Lead Dealer Managers such conformed copies of such documents, certificates, schedules and instruments in such quantities as the Lead Dealer Managers shall reasonably request.

14. Subject to Section 18 hereof, this Agreement shall terminate upon the earliest to occur of (i) two (2) days after the Closing Date, (ii) the withdrawal or termination of all Exchange Offers and the Solicitations or (iii) with respect to any Dealer Manager, upon withdrawal by such Dealer Manager pursuant to Section 4 hereof. For the avoidance of doubt, the withdrawal of any one Dealer Manager shall not terminate this Agreement with respect to any remaining Dealer Manager.

15. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect.

16. This Agreement may be executed and delivered (including by facsimile transmission) in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company and you and its and your respective successors and assigns and the officers and directors and controlling persons referred to in Section 12 hereof. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

18. The indemnity and contribution agreements contained in Section 12 and the provisions of Section 7 and Section 20 and the representations and warranties of the Company and the Dealer Managers set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any failure to commence, or the withdrawal, termination or consummation of, the Exchange Offers and the Solicitations or the termination or assignment of this Agreement, (ii) any investigation made relating to, by or on behalf of the Company, the Dealer Managers or any of the officers and directors and controlling persons referred to in Section 12 hereof and (iii) any withdrawal by you pursuant to Section 4.

19. THIS AGREEMENT INCORPORATES THE ENTIRE UNDERSTANDING OF THE PARTIES AND (EXCEPT AS OTHERWISE PROVIDED HEREIN) SUPERSEDES ALL PREVIOUS AGREEMENTS, AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED IN SUCH STATE. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS ENGAGEMENT OR ANY TRANSACTION OR CONDUCT IN CONNECTION HEREWITH, IS WAIVED.

20. We agree not to use your name or refer to you or your relationship with us without your specific prior written consent to the form of such use or reference (it being understood you agree to the use of such name in the Offer and Solicitation Material in the form furnished to you on the date hereof). There shall be no fee for any such permitted use or reference other than as set forth above. Notwithstanding anything to the contrary contained herein, the Dealer Managers and the Company shall be permitted to disclose the tax treatment and tax structure of any transaction contemplated by this Agreement (including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or, except to the extent relating to such tax structure or tax treatment, any nonpublic commercial or financial information); provided, however, that if such transaction is not consummated for any reason, the provisions of this sentence shall cease to apply with respect to such transaction.

21. The Company acknowledges and agrees that: (i) the services to be provided by the Dealer Managers pursuant to this Agreement are an arm’s-length commercial transaction between the Company, on the one hand, and the Dealer Managers, on the other; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Dealer Manager is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Dealer Manager has assumed or will assume any fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Dealer Manager has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the several Dealer Managers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company (including, without limitation, as holders of the Old Notes) and that the several Dealer Managers have no obligation to disclose any of such interest by virtue of any fiduciary or advisory relationship; and (v) the Dealer Managers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

22. The Company acknowledges and agrees that the Dealer Managers may perform the services contemplated by this Agreement in conjunction with their affiliates and that any affiliates of a Dealer Manager performing services hereunder shall be entitled to the benefits and be subject to the terms of this Agreement; provided, however, that the applicable Dealer Manager shall nevertheless remain liable for the performance of any such affiliate.

23. All communications hereunder will be in writing and effective only on receipt, and will be delivered or sent by mail, overnight courier, telex or email as follows:

If to the Dealer Managers, to their respective addresses set forth on Schedule 2.

With a copy (which shall not constitute notice) to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
	Attention:	James J. Clark, Esq.
Noah B. Newitz, Esq.
Facsimile: (212) 269-5420
Email: JClark@cahill.com
Email: NNewitz@Cahill.com

If to the Company:

General Motors Corporation
Mail Code 482-C25-D81 300 Renaissance Center Detroit, Michigan 48265-3000
Attn.: General Counsel
Facsimile: (248) 267-4584

With a copy (which shall not constitute Notice to):

General Motors Corporation
Treasurer’s Office 767 Fifth Avenue New York, New York 10153
Attention: Treasurer cc: General Counsel Facsimile: (212) 418-3630

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

David S. Lefkowitz, Esq.

Corey R. Chivers, Esq.

Todd R. Chandler, Esq.

Fax: (212) 310-8007

david.lefkowitz@weil.com

corey.chivers@weil.com

todd.chandler@weil.com

Jenner & Block, LLP
330 N. Wabash Chicago, IL 60611
Attention:	Joseph P. Gromacki Donald E. Batterson
Facsimile: (312) 923-2737
Email: jgromacki@jenner.com Email: dbatterson@jenner.com

24. The terms that follow, when used in this Agreement, shall have the meanings indicated:

“Commission” shall mean the Securities and Exchange Commission.

“Effectiveness Date” shall mean the date that the Registration Statement is declared effective by the Commission.

“Escrow Agreement” shall mean the agreement dated on or around the Closing Date executed by the Company and the Escrow Agent relating to the delivery into escrow of New Common Shares that cannot be delivered to non-tendering Holders of the Old Non-USD Notes because there is no appropriate exemption from registration in the jurisdictions in which such non-tendering holders are located.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Labor Modifications” shall have the meaning set forth in the UST Loan Agreement.

“Lead Dealer Managers” shall mean Morgan Stanley & Co. Incorporated and Banc of America Securities LLC.

“Material Adverse Effect” shall mean, with respect to the Company, a material adverse effect on the properties, business, results of operations or financial condition the Company and its subsidiaries, taken as a whole.

“Non-U.S. Approval Agency” shall mean the relevant regulatory agency in each Non-U.S. Approval Jurisdiction.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Settlement Agreement” shall mean the Settlement Agreement, dated February 21, 2008, between the Company, the UAW and the certified class of GM-UAW retirees in Int’l Union, UAW, et. al. v. General Motors Corp., Civil Action No. 07-14074 (E.D. Mich. filed Sept. 9, 2007).

“UAW” shall mean the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America.

“VEBA Modifications” shall have the meaning set forth in the UST Loan Agreement.

“Withdrawal Date” shall mean the “Withdrawal Deadline” as described in the Preliminary Prospectus and the Prospectus, as well as any date that the Company may establish as a deadline for Holders to withdraw tendered Old Notes from the Exchange Offers subsequent to the initial Withdrawal Deadline.

“We” or “us” shall mean the Company.

“You” or “your” shall mean the Dealer Managers.

Please indicate your willingness to act as Dealer Managers on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement, whereupon this Agreement shall constitute a binding agreement between the Company and the Dealer Managers.

Very truly yours,

GENERAL MOTORS CORPORATION

By:	/s/ Walter Borst
Name:	Walter Borst
Title:	Treasurer

Accepted as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Brooke H. Cooper
Name:	Brooke H. Cooper
Title:	Vice President

BANC OF AMERICA SECURITIES LLC

By:	/s/ Andrew C. Karp
Name:	Andrew C. Karp
Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Edward Witz
Name:	Edward Witz
Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Roger Heine
Name:	Roger Heine
Title:	Managing Director

By:	/s/ Edwin E. Roland
Name:	Edwin E. Roland
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Michael Zicari
Name:	Michael Zicari
Title:	Managing Director

J.P. MORGAN SECURITIES INC.

By:	/s/ David B. Walker
Name:	David B. Walker
Title:	Managing Director

UBS SECURITIES LLC

By:	/s/ Hu Yang
Name:	Hu Yang
Title:	Executive Director

By:	/s/ Jeffery Dorst
Name:	Jeffery Dorst
Title:	Executive Director

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Daniel A. Nass
Name:	Daniel A. Nass
Title:	Managing Director

SCHEDULE 1

CUSIP/ISIN	Outstanding Principal Amount	Title of Old Notes to Be Tendered
Old GM USD Notes

370442691	USD 1,001,600,875	1.50% Series D Convertible Senior Debentures due June 1, 2009

370442BB0	USD 1,500,000,000	7.20% Notes due January 15, 2011

37045EAS7	USD 48,175,000	9.45% Medium-Term Notes due November 1, 2011

370442BS3	USD 1,000,000,000	7.125% Senior Notes due July 15, 2013

370442AU9	USD 500,000,000	7.70% Debentures due April 15, 2016

370442AJ4	USD 524,795,000	8.80% Notes due March 1, 2021

37045EAG3	USD 15,000,000	9.4% Medium-Term Notes due July 15, 2021

370442AN5	USD 299,795,000	9.40% Debentures due July 15, 2021

370442BW4	USD 1,250,000,000	8.25% Senior Debentures due July 15, 2023

370442AV7	USD 400,000,000	8.10% Debentures due June 15, 2024

370442AR6	USD 500,000,000	7.40% Debentures due September 1, 2025

370442AZ8	USD 600,000,000	6 3/4% Debentures due May 1, 2028

370442741	USD 39,422,775	4.50% Series A Convertible Senior Debentures due March 6, 2032

370442733	USD 2,600,000,000	5.25% Series B Convertible Senior Debentures due March 6, 2032

370442717	USD 4,300,000,000	6.25% Series C Convertible Senior Debentures due July 15, 2033

370442BT1	USD 3,000,000,000	8.375% Senior Debentures due July 15, 2033

370442AT2	USD 377,377,000 (1)	7.75% Discount Debentures due March 15, 2036

370442816	USD 575,000,000	7.25% Quarterly Interest Bonds due April 15, 2041

370442774	USD 718,750,000	7.25% Senior Notes due July 15, 2041

370442121	USD 720,000,000	7.5% Senior Notes due July 1, 2044

370442725	USD 1,115,000,000	7.375% Senior Notes due May 15, 2048

(1)	Represents the principal amount at maturity

SCHED 1-1

CUSIP/ISIN	Outstanding Principal Amount	Title of Old Notes to Be Tendered
370442BQ7	USD 425,000,000	7.375% Senior Notes due May 23, 2048

370442766	USD 690,000,000	7.375% Senior Notes due October 1, 2051

370442758	USD 875,000,000	7.25% Senior Notes due February 15, 2052

Old GM Euro Notes

XS0171942757	EUR 1,000,000,000	7.25% Notes due July 3, 2013

XS0171943649	EUR 1,500,000,000	8.375% Notes due July 5, 2033

Old GM Nova Scotia Notes

XS0171922643	GBP 350,000,000	8.375% Guaranteed Notes due December 7, 2015

XS0171908063	GBP 250,000,000	8.875% Guaranteed Notes due July 10, 2023

SCHED 1-2

SCHEDULE 2

Dealer Managers

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Attention: Liability Management Group

Facsimile: (212) 507-6014

Banc of America Securities LLC

Hearst Tower

214 North Tryon Street

Charlotte, North Carolina 28255

Attention: Debt Advisory Services

Facsimile: (704) 388-0830

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Liability Management Group

Facsimile: (646) 834-0584

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attn: Liability Strategies Group

Fax: (212) 797-2206

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

Attention: Liability Management

Fax Number: (212) 723-8971

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Attention: Brian Tramontozzi

Facsimile: 212-270-1063

SCHED 2-1

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Attention: Liability Management Group

Fax: 203-719-7139

Wachovia Capital Markets, LLC

One Wachovia Center

301 South College Street

Charlotte, NC 28288-0737

Attention: Liability Management Group

Facsimile: (704) 715-6810

SCHED 1-2

ANNEX A

CALCULATION OF FEE

In consideration of the services provided hereunder as Dealer Managers, the Company shall pay the Dealer Managers:

(i) upon consummation of the Exchange Offers and Solicitations on the Closing Date, a cash fee equal to 0.50% of the aggregate principal amount (or, in the case of Old Notes that are discount notes, accreted value) of Old Notes that are (x) accepted pursuant to the Exchange Offers and (y) are able to be redeemed pursuant the exercise of the Call Option; or

(ii) if the Exchange Offers and Solicitations are not consummated but 67% or more of the aggregate principal amount (or, in the case of Old Notes that are discounted notes, accreted value) of Old Notes are tendered and not withdrawn (including, for purposes of the clause (ii), all Old Non-USD Notes not tendered in each series of Old Non-USD Notes for which a sufficient amount of Old Non-USD Notes were tendered for approval of the Proposed Paying Agency Agreement Amendments), on the date the Exchange Offers and Solicitations are terminated, a cash fee equal to 0.15% of the aggregate principal amount (or, in the case of Old Notes that are discount notes, accreted value) of such Old Notes tendered and not withdrawn.

The Fee shall be payable 20% to Morgan Stanley & Co. Incorporated, 20% to Banc of America Securities LLC, 20% to Citigroup Global Markets Inc., 20% to J.P. Morgan Securities Inc., 8.5% to Barclays Capital Inc., 8.5% to Deutsche Bank Securities Inc., 1.5% to UBS Securities LLC and 1.5% to Wachovia Capital Markets, LLC.

With respect to the Fee contemplated above, in the event any Dealer Manager withdraws under the Agreement and thus is not entitled to its respective Fee specified above (a “Forfeited Fee”), the other Dealer Managers shall not be entitled to receive the Forfeited Fee and the obligation of the Company to pay the respective Fee under the Agreement shall be reduced by the amount of the Forfeited Fee.

For purposes of this Annex A, in determining the principal amount of Old Non-USD Notes, an equivalent U.S. dollar principal amount of such series of Old Notes shall be used, which shall be determined by converting the principal amount of such Old Notes to U.S. dollars using the applicable currency exchange rate in the Statistical Release H.10 published by the Federal Reserve System on the applicable expiration date (as defined in the Prospectus).

ANNEX A-1

ANNEX B

NON-U.S. APPROVAL JURISDICTIONS

Austria

Belgium

France

Germany

Italy

Luxembourg

The Netherlands

Switzerland

Spain

United Kingdom

ANNEX B-1

ANNEX C

NON-U.S. EXEMPT JURISDICTIONS

Andorra

Anguilla

Australia

The Bahamas

Bermuda

Brazil

British Virgin Islands

Canada

Cayman Islands

Chile

China

Costa Rica

Cyprus

Czech Republic

Denmark

Dutch Antilles

Egypt

Finland

Gibraltar

Greece

Guernsey

Hong Kong

Hungary

India

Ireland

Israel

Japan

Jersey

Jordan

ANNEX C-1

Lebanon

Liechtenstein

Lithuania

Malaysia

Malta

Mexico

Monaco

New Zealand

Nigeria

Norway

Panama

Philippines

Poland

Portugal

Romania

Russia

San Marino

Saudi Arabia

Singapore

South Africa

Sweden

Syria

Taiwan

Turkey

United Arab Emirates

Uruguay

Venezuela

ANNEX C-2

ANNEX D

DEALER MANAGER FOREIGN COUNSEL

Linklaters LLP

Stewart, McKelvey

Webster Dyrud Mitchell

Pöech Krassnigg Rechtsanwälte GmbH

APPLEBY

Maples and Calder

Aninat Schwencke & Cia.

Consortium – Laclé & Gutiérrez

Mouaimis & Mouaimis

Kinstellar

Gorrissen Federspiel Kierkegaard

Spigthoff Attorneys At Law & Tax Advisors

Shalakany Law Office

ROSCHIER

Hassans

KYRIAKIDES GEORGOPOULOS & DANIOLOS ISSAIAS Law Firm

Talwar, Thakore & Associates

A&L Goodbody Solicitors

Prof. Yuval Levy & Co.

Mourant du Feu & Jeune

Ali Sharif Zu’bi

Badri and Salim El Meouchi Law Firm (SP, LLP)

Sele Frommelt & Partners

Lideika, Petrauskas, Valiunas ir partneriai LAWIN

Zaid Ibrahim & Co

Ritch Mueller

Donald Manasse Law Offices

CHAPMAN TRIPP

AELEX

Wiersholm, Mellbye & Bech

MORGAN & MORGAN

Romulo Mabanta Buenaventura Sayoc & de los Angeles

Peli Filip

HOURANI & ASSOCIATES

ANNEX D-1

Allen & Gledhill LLP

HOMBURGER

RUSSIN & VECCHI

Taboglu & Demirhan

GUYER & REGULES

Hoet Pelaez Castillo & Duque

EUROLEX

Allens Arthur Robinson

Omniway

Sarkis & Associates Attorneys At Law

LENNOX PATON

Bowman Gilfillan, Jonathan Lang

Hassan Radhi & Associates

Mamo TCV Advocates

ANNEX D-2

ANNEX E

INFORMATION PROVIDED BY THE DEALER MANAGERS TO

THE COMPANY FOR USE IN THE OFFER AND SOLICITATION MATERIALS

The third paragraph under Notice to Investors relating to stabilizing activities in the Preliminary Prospectus and the Prospectus

ANNEXE E-1

EXHIBIT A

[Preliminary Prospectus]

A-1

EXHIBIT B

[Letter of Transmittal and Consent]

B-1

EXHIBIT C-1

Form of Legal Opinion of Weil, Gotshal & Manges LLP, Counsel to the Company,

to be delivered on the Effectiveness Date

[—], 2009

Morgan Stanley & Co. Incorporated

Banc of America Securities LLC

Barclays Capital Inc.

Deutsche Bank Securities Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities Inc.

UBS Securities LLC

Wachovia Capital Markets, LLC

(at their respective addresses set forth in Schedule A hereto)

Ladies and Gentlemen:

We have acted as counsel to General Motors Corporation, a Delaware corporation (the “Company”), in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by, the Dealer Managers Agreement, dated April 26, 2009 (the “Agreement”) among the Company and you. The Agreement is being entered into in connection with offers to exchange (the “Exchange Offers”) to be made by the Company (or, in the case of the Old GM Nova Scotia Notes (as defined below), by the Company and General Motors Nova Scotia Finance Company (“GM Nova Scotia”)) for any and all of the (i) outstanding public unsecured bonds denominated in U.S. dollars issued by the Company (the “Old GM USD Notes”) of each series specified in Schedule B hereto, (ii) outstanding public unsecured bonds denominated in Euro issued by the Company (the “Old GM Euro Notes” and together with the Old GM USD Notes, the “Old GM Notes”) of each series specified in Schedule B hereto and (iii) outstanding public unsecured bonds denominated in GBP issued by GM Nova Scotia (the “Old GM Nova Scotia Notes” and together with the Old GM Euro Notes, the “Old Non-USD Notes” and the Old GM Notes together with the Old GM Nova Scotia Notes, the “Old Notes”) of each series listed on Schedule B hereto, in each case validly tendered and not validly withdrawn in the Exchange Offers, for a fixed amount (the “Exchange Consideration”), for each $1,000 principal amount of the outstanding Old Notes tendered in the Exchange Offers, of 225 shares of common stock, par value $0.01, of the Company.

Concurrently with the Exchange Offers, the Company will (i) in respect of each series of the Old GM USD Notes, solicit (the “Indenture Consent Solicitations”) consents of holders of Old GM USD Notes, to amend certain of the terms of the Old GM USD Notes and the indentures governing the Old GM USD Notes; and (ii) in respect of each series of the Old Non-USD Notes, solicit (the “Paying Agency Agreement Solicitations” and, together with the Indenture Consent Solicitations, the “Solicitations”) proxies from such holders of Old Non-USD Notes to approve amendments to certain of the terms of the fiscal and paying agency agreements governing the Old Non-USD Notes.

C-I-1

Capitalized terms defined in the Agreement and used (but not otherwise defined) herein are used herein as so defined.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Agreement; (ii) the registration statement on Form S-4 (File No. 333-[—]), filed on April 27, 2009 (the “Registration Statement”); (iii) the prospectus, dated [—], 2009 (the “Prospectus”) included in the Registration Statement; (iv) the Schedule TO filed on April 27, 2009 (the “Schedule TO”);and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Agreement. We have also assumed (i) the valid existence of the Company, (ii) that the Company has the requisite corporate power and authority to enter into and perform the Agreement and (iii) the due authorization of the Agreement by the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. The Agreement has been duly and validly executed and delivered by the Company.

2. The execution and delivery by the Company of the Agreement and the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of the Company, assuming that the Certificate of Incorporation is amended as contemplated by the Prospectus, (ii) assuming that the consent contemplated by the U.S. Treasury Condition described in the Prospectus and any other consents required from the U.S. Treasury pursuant to the UST Loan Agreement have been obtained, any of the terms, conditions or provisions of any document, agreement or other instrument listed on Schedule C hereto or (iii) the laws of the State of New York, the corporate laws of the State of Delaware or any federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph).

C-1-2

3. The Registration Statement (except for the financial statements and related notes thereto, the financial statement schedules and the other financial, statistical and accounting data included or incorporated by reference the Registration Statement or the Prospectus, as to which we express no opinion), when it became effective under the Securities Act of 1933, as amended (the “Securities Act”), complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

4. The Schedule TO, when it was filed with the Securities and Exchange Commission (the “Commission”), complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder.

5. The statements in the Prospectus under the caption “Material United States Federal Income Tax Considerations,” insofar as they constitute summaries of matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

6. No consent, approval, waiver, license or authorization or other action by or filing with any federal governmental authority is required in connection with the execution and delivery by the Company of the Agreement, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except for the consent contemplated by the U.S. Treasury Condition described in the Prospectus and any other consents required from the U.S. Treasury pursuant to the UST Loan Agreement and the filings and other actions required pursuant to federal securities laws, as to which we express no opinion in this paragraph, and those already obtained.

7. If conducted as contemplated and described in the Prospectus, the Exchange Offers and Solicitations will comply in all material respects with Rule 14e-1 of Regulation 14E under the Exchange Act and, in the case of the Exchange Offers for Old GM Notes that are convertible notes, Rule 13e-4(f) promulgated under the Exchange Act.

The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,

C-1-3

Schedule A

Dealer Managers

Morgan Stanley & Co. Incorporated

1585 Broadway New York,

New York 10036

Banc of America Securities LLC

Hearst Tower

214 North Tryon Street

Charlotte, North Carolina 28255

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Wachovia Capital Markets, LLC

One Wachovia Center

301 South College Street

Charlotte, NC 28288-0737

Schedule B

Old GM USD Notes

1.50% Series D Convertible Senior Debentures due June 1, 2009

7.20% Notes due January 15, 2011

9.45% Medium-Term Notes due November 1, 2011

7.125% Senior Notes due July 15, 2013

7.70% Debentures due April 15, 2016

8.80% Notes due March 1, 2021

9.4% Medium-Term Notes due July 15, 2021

9.40% Debentures due July 15, 2021

8.25% Senior Debentures due July 15, 2023

8.10% Debentures due June 15, 2024

7.40% Debentures due September 1, 2025

6 3/4% Debentures due May 1, 2028

4.50% Series A Convertible Senior Debentures due March 6, 2032

5.25% Series B Convertible Senior Debentures due March 6, 2032

6.25% Series C Convertible Senior Debentures due July 15, 2033

8.375% Senior Debentures due July 15, 2033

7.75% Discount Debentures due March 15, 2036

7.25% Quarterly Interest Bonds due April 15, 2041

7.25% Senior Notes due July 15, 2041

7.5% Senior Notes due July 1, 2044

7.375% Senior Notes due May 15, 2048

7.375% Senior Notes due May 23, 2048

7.375% Senior Notes due October 1, 2051

7.25% Senior Notes due February 15, 2052

Old GM Euro Notes

7.25% Notes due 2013

8.375% Notes due 2033

Old GM Nova Scotia Notes

8.375% Guaranteed Notes due 2015

8.875% Guaranteed Notes due 2023

Schedule C

1.	Indenture, dated as of November 15, 1990, between General Motors Corporation and Citibank, N.A., as Trustee.

2.	Indenture, dated as of December 7, 1995, between General Motors Corporation and Citibank, N.A., as Trustee.

3.	First Supplemental Indenture, dated as of March 4, 2002, between General Motors Corporation and Citibank, N.A.

4.	Second Supplemental Indenture, dated as of November 5, 2004, between General Motors Corporation and Citibank, N.A.

5.	Third Supplemental Indenture, dated as of November 5, 2004, between General Motors Corporation and Citibank, N.A.

6.	Fourth Supplemental Indenture, dated as of November 5, 2004, between General Motors Corporation and Citibank, N.A.

7.	Indenture, dated as of January 8, 2008, between General Motors Corporation and The Bank of New York, as Trustee.

8.	First Supplemental Indenture, dated as of February 22, 2008 between General Motors Corporation and The Bank of New York, as Trustee.

9.	Amended and Restated Credit Agreement, dated July 20, 2006, among General Motors Corporation, General Motors Canada Limited, Saturn Corporation, and a syndicate of lenders.

10.	First Amendment and Consent dated February 11, 2009 to the Amended and Restated Credit Agreement dated as of June 20, 2006 among General Motors Corporation, General Motors of Canada Limited, Saturn Corporation, Citicorp USA, Inc., as administrative agent for the Lenders there under, JPMorgan Chase Bank, N.A., as syndication agent, and the several banks and other financial institutions from time to time parties thereto as lenders.

11.	General Motors Corporation $4,372,500,000 principal amount of 6.75% Series U Convertible Senior Debentures due December 31, 2012, dated February 22, 2008.

12.	Loan and Security Agreement, dated as of December 31, 2008, by and between General Motors Corporation, as Borrower, the Guarantors parties thereto, and the United States Department of the Treasury, as Lender, including Appendix A, as amended by the Amendment dated March 31, 2009 to Loan and Security Agreement dated as of December 31, 2008

13.	Guaranty and Security Agreement, dated as of December 31, 2008 , made by certain subsidiaries of General Motors Corporation, as guarantors, in favor of the United States Department of the Treasury.

14.	Equity Pledge Agreement, dated as of December 31, 2008, made by General Motors Corporation and certain of the Guarantors, as pledgors, in favor of the United States Department of the Treasury.

15.	Warrant Agreement, dated as of December 31, 2008, by and between General Motors Corporation and the United States Department of the Treasury.

16.	Warrant, dated as of December 31, 2008, issued pursuant to the Warrant Agreement.

17.	Additional Note, dated as of December 31, 2008, executed pursuant to the Warrant Agreement.

18.	Loan and Security Agreement, dated as of January 16, 2009, by and between General Motors Corporation, as Borrower, and the United States Department of the Treasury, as Lender, including Exhibit A Form of Note Agreement, as amended by the Amendment dated March 31, 2009 to Loan and Security Agreement dated as of January 16, 2009.

19.	Equity Pledge Agreement, dated as of January 16, 2009, made by GM Finance Co. Holdings LLC and GM Preferred Finance Co. Holdings LLC, as pledgors, in favor of the United States Department of the Treasury Agreement.

20.	Supplemental Indenture, dated as of August 13, 2007, between General Motors Corporation and Wilmington Trust Company, as successor trustee to Citibank, N.A.

21.	Loan and Security Agreement, dated as of October 2, 2006, among General Motors Corporation and Gelco Corporation (d/b/a GE Fleet Services), as Lender, as amended by (i) the First Amendment to the Loan and Security Agreement dated as of September 27, 2007, (ii) the Second Amendment to the Loan and Security Agreement dated as of November 20, 2007 and (iii) the Third Amendment to the Loan and Security Agreement dated as of February 17, 2009.

22.	Term Loan Agreement, dated as of November 29, 2006, among General Motors Corporation, Saturn Corporation; the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended by the First Amendment to Term Loan Agreement dated as of March 4, 2009.

23.	Fiscal and Paying Agency Agreement, dated as of July 3, 2003, among General Motors Corporation, Deutsche Bank AG London, as Fiscal Agent, and Banque Generale de Luxembourg S.A., together with the Fiscal Agent as Paying Agents.

24.	Fiscal and Paying Agency Agreement, dated as of July 10, 2003, between General Motors Nova Scotia Finance Company, as Issuer, General Motors Corporation, as Guarantor, and Deutsche Bank Luxembourg S.A. as Fiscal Agent, and Bank Général du Luxembourg S.A. as Paying Agent.

EXHIBIT C-2

Form of Legal Opinion of Weil, Gotshal & Manges LLP, Counsel to the Company,

to be delivered on the Closing Date

[—], 2009

Morgan Stanley & Co. Incorporated

Banc of America Securities LLC

Barclays Capital Inc.

Deutsche Bank Securities Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities Inc.

UBS Securities LLC

Wachovia Capital Markets, LLC

(at their respective addresses set forth in Schedule A hereto)

Ladies and Gentlemen:

We have acted as counsel to General Motors Corporation, a Delaware corporation (the “Company”), in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by, the Dealer Managers Agreement, dated April 26, 2009 (the “Agreement”) between the Company and you. The Agreement is being entered into in connection with offers to exchange (the “Exchange Offers”) to be made by the Company (or, in the case of the Old GM Nova Scotia Notes (as defined below), by the Company and General Motors Nova Scotia Finance Company (“GM Nova Scotia”)) for any and all of the (i) outstanding public unsecured bonds denominated in U.S. dollars issued by the Company (the “Old GM USD Notes”) of each series specified in Schedule B hereto, (ii) outstanding public unsecured bonds denominated in Euro issued by the Company (the “Old GM Euro Notes” and together with the Old GM USD Notes, the “Old GM Notes”) of each series specified in Schedule B hereto and (iii) outstanding public unsecured bonds denominated in GBP issued by GM Nova Scotia (the “Old GM Nova Scotia Notes” and together with the Old GM Euro Notes, the “Old Non-USD Notes” and the Old GM Notes together with the Old GM Nova Scotia Notes, the “Old Notes”) of each series listed on Schedule B hereto, in each case validly tendered and not validly withdrawn in the Exchange Offers, for a fixed amount (the “Exchange Consideration”), for each $1,000 principal amount of the outstanding Old Notes tendered in the Exchange Offers, of 225 shares of common stock, par value $0.01 per share, of the Company.

Concurrently with the Exchange Offers, the Company will (i) in respect of each series of the Old GM USD Notes, solicit (the “Indenture Consent Solicitations”) consents of holders of Old GM USD Notes, to amend certain of the terms of the Old GM USD Notes and the indentures governing the Old GM USD Notes; and (ii) in respect of each series of the Old Non-USD Notes, solicit (the “Paying Agency Agreement Solicitations” and, together with the Indenture Consent Solicitations, the “Solicitations”) proxies from such holders of Old Non-USD Notes to approve amendments to certain of the terms of the fiscal and paying agency agreements governing the Old Non-USD Notes.

C-II-1

Capitalized terms defined in the Agreement and used (but not otherwise defined) herein are used herein as so defined.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Agreement; (ii) the Supplemental Indentures; (iii) the Proposed Paying Agency Agreement Amendments; (iv) the Charter Amendment; (v) the Escrow Agreement; (vi) agreements in respect of the Labor Modifications and the VEBA Modifications; (vii) the registration statement on Form S-4 (File No. 333-[—]), filed on April 27, 2009 (the “Registration Statement”); (viii) the prospectus, dated [—], 2009 (the “Prospectus”) included in the Registration Statement; (ix) the Schedule TO filed on April 27, 2009 (the “Schedule TO”); (x) the Schedule 14C filed on [—], 2009 (the “Schedule 14C”); and (xi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. The agreements specified in (ii), (iii), (v) and (vi) are collectively referred to as the “Transaction Documents.”

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Agreement. We have also assumed (i) the valid existence of the Company and the Trustee, (ii) that the Company has the requisite corporate power and authority to enter into and perform the Transaction Documents and the Agreement and (iii) the due authorization of the Transaction Documents and the Agreement by the Company. As used herein, “to our knowledge” and “of which we are aware” mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Agreement, after consultation with such other lawyers in our firm, as each such actively involved lawyer has deemed appropriate.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. Each of the Transaction Documents and the Agreement has been duly and validly executed and delivered by the Company and each of the Transaction Documents (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and

C-II-2

remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

2. The Schedule TO, when it was filed with the Securities and Exchange Commission (the “Commission”), complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder.

3. The Schedule 14C, when it was filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

4. The Registration Statement has become effective under the Securities Act of 1933, as amended (the “Securities Act”), and we are not aware of any stop order suspending the effectiveness of the Registration Statement. To our knowledge, no proceedings therefor have been initiated or overtly threatened by the Commission and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule.

5. The execution and delivery by the Company of each of the Transaction Documents and the Agreement and, in each case, the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation, as amended, or by-laws of the Company, (ii) assuming that the consent contemplated by the U.S. Treasury Condition described in the Prospectus and any other consents required from the U.S. Treasury pursuant to the UST Loan Agreement have been obtained, any of the terms, conditions or provisions of any document, agreement or other instrument listed on Schedule C hereto or (iii) the laws of the State of New York, the corporate laws of the State of Delaware or any federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph).

6. No consent, approval, waiver, license or authorization or other action by or filing with any federal governmental authority is required in connection with the execution and delivery by the Company of the Transaction Documents, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except for the consent contemplated by the U.S. Treasury Condition described in the Prospectus and any other consents required from the U.S. Treasury pursuant to the UST Loan Agreement and the filings and other actions required pursuant to federal securities laws, as to which we express no opinion in this paragraph, and those already obtained.

7. The statements in the Prospectus under the captions “Description of the Charter Amendments” and “Description of Our Capital Stock,” in each case insofar as such

C-II-3

statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

8. The statements in the Prospectus under the caption “Material United States Federal Income Tax Considerations,” insofar as they constitute summaries of matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

9. The New Common Shares have been duly authorized for issuance pursuant to the Certificate of Incorporation, as amended by the Charter Amendment and, when delivered to Holders in exchange for Old Notes as contemplated by the Prospectus, will be validly issued, fully paid and non-assessable.

10. The Exchange Offers and Solicitations comply in all material respects with Rule 14e-1 of Regulation 14E under the Exchange Act and, in the case of the Exchange Offers for Old GM Notes that are convertible notes, Rule 13e-4(f) promulgated under the Exchange Act.

The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,

C-II-4

Schedule A

Dealer Managers

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Banc of America Securities LLC

Hearst Tower

214 North Tryon Street

Charlotte, North Carolina 28255

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Wachovia Capital Markets, LLC

One Wachovia Center

301 South College Street

Charlotte, NC 28288-0737

Schedule B

Old GM USD Notes

1.50% Series D Convertible Senior Debentures due June 1, 2009

7.20% Notes due January 15, 2011

9.45% Medium-Term Notes due November 1, 2011

7.125% Senior Notes due July 15, 2013

7.70% Debentures due April 15, 2016

8.80% Notes due March 1, 2021

9.4% Medium-Term Notes due July 15, 2021

9.40% Debentures due July 15, 2021

8.25% Senior Debentures due July 15, 2023

8.10% Debentures due June 15, 2024

7.40% Debentures due September 1, 2025

6  3/4% Debentures due May 1, 2028

4.50% Series A Convertible Senior Debentures due March 6, 2032

5.25% Series B Convertible Senior Debentures due March 6, 2032

6.25% Series C Convertible Senior Debentures due July 15, 2033

8.375% Senior Debentures due July 15, 2033

7.75% Discount Debentures due March 15, 2036

7.25% Quarterly Interest Bonds due April 15, 2041

7.25% Senior Notes due July 15, 2041

7.5% Senior Notes due July 1, 2044

7.375% Senior Notes due May 15, 2048

7.375% Senior Notes due May 23, 2048

7.375% Senior Notes due October 1, 2051

7.25% Senior Notes due February 15, 2052

Old GM Euro Notes

7.25% Notes due 2013

8.375% Notes due 2033

Old GM Nova Scotia Notes

8.375% Guaranteed Notes due 2015

8.875% Guaranteed Notes due 2023

Schedule C

1.	Indenture, dated as of November 15, 1990, between General Motors Corporation and Citibank, N.A., as Trustee.

2.	Indenture, dated as of December 7, 1995, between General Motors Corporation and Citibank, N.A., as Trustee.

3.	First Supplemental Indenture, dated as of March 4, 2002, between General Motors Corporation and Citibank, N.A.

4.	Second Supplemental Indenture, dated as of November 5, 2004, between General Motors Corporation and Citibank, N.A.

5.	Third Supplemental Indenture, dated as of November 5, 2004, between General Motors Corporation and Citibank, N.A.

6.	Fourth Supplemental Indenture, dated as of November 5, 2004, between General Motors Corporation and Citibank, N.A.

7.	Indenture, dated as of January 8, 2008, between General Motors Corporation and The Bank of New York, as Trustee.

8.	First Supplemental Indenture, dated as of February 22, 2008 between General Motors Corporation and The Bank of New York, as Trustee.

9.	Amended and Restated Credit Agreement, dated July 20, 2006, among General Motors Corporation, General Motors Canada Limited, Saturn Corporation, and a syndicate of lenders.

10.	First Amendment and Consent dated February 11, 2009 to the Amended and Restated Credit Agreement dated as of June 20, 2006 among General Motors Corporation, General Motors of Canada Limited, Saturn Corporation, Citicorp USA, Inc., as administrative agent for the Lenders there under, JPMorgan Chase Bank, N.A., as syndication agent, and the several banks and other financial institutions from time to time parties thereto as lenders.

11.	General Motors Corporation $4,372,500,000 principal amount of 6.75% Series U Convertible Senior Debentures due December 31, 2012, dated February 22, 2008.

12.	Loan and Security Agreement, dated as of December 31, 2008, by and between General Motors Corporation, as Borrower, the Guarantors parties thereto, and the United States Department of the Treasury, as Lender, including Appendix A, as amended by the Amendment dated March 31, 2009 to Loan and Security Agreement dated as of December 31, 2008

13.	Guaranty and Security Agreement, dated as of December 31, 2008 , made by certain subsidiaries of General Motors Corporation, as guarantors, in favor of the United States Department of the Treasury.

14.	Equity Pledge Agreement, dated as of December 31, 2008, made by General Motors Corporation and certain of the Guarantors, as pledgors, in favor of the United States Department of the Treasury.

15.	Warrant Agreement, dated as of December 31, 2008, by and between General Motors Corporation and the United States Department of the Treasury.

16.	Warrant, dated as of December 31, 2008, issued pursuant to the Warrant Agreement.

17.	Additional Note, dated as of December 31, 2008, executed pursuant to the Warrant Agreement.

18.	Loan and Security Agreement, dated as of January 16, 2009, by and between General Motors Corporation, as Borrower, and the United States Department of the Treasury, as Lender, including Exhibit A Form of Note Agreement, as amended by the Amendment dated March 31, 2009 to Loan and Security Agreement dated as of January 16, 2009.

19.	Equity Pledge Agreement, dated as of January 16, 2009, made by GM Finance Co. Holdings LLC and GM Preferred Finance Co. Holdings LLC, as pledgors, in favor of the United States Department of the Treasury Agreement.

20.	Supplemental Indenture, dated as of August 13, 2007, between General Motors Corporation and Wilmington Trust Company, as successor trustee to Citibank, N.A.

21.	Loan and Security Agreement, dated as of October 2, 2006, among General Motors Corporation and Gelco Corporation (d/b/a GE Fleet Services), as Lender, as amended by (i) the First Amendment to the Loan and Security Agreement dated as of September 27, 2007, (ii) the Second Amendment to the Loan and Security Agreement dated as of November 20, 2007 and (iii) the Third Amendment to the Loan and Security Agreement dated as of February 17, 2009.

22.	Term Loan Agreement, dated as of November 29, 2006, among General Motors Corporation, Saturn Corporation; the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended by the First Amendment to Term Loan Agreement dated as of March 4, 2009.

23.	Fiscal and Paying Agency Agreement, dated as of July 3, 2003, among General Motors Corporation, Deutsche Bank AG London, as Fiscal Agent, and Banque Generale de Luxembourg S.A., together with the Fiscal Agent as Paying Agents.

24.	Fiscal and Paying Agency Agreement, dated as of July 10, 2003, between General Motors Nova Scotia Finance Company, as Issuer, General Motors Corporation, as Guarantor, and Deutsche Bank Luxembourg S.A. as Fiscal Agent, and Bank Général du Luxembourg S.A. as Paying Agent.

EXHIBIT D-1

Form of Legal Opinion of Jenner & Block LLP, Counsel to the Company

to be delivered on the Effectiveness Date

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Banc of America Securities LLC

The Hearst Building

214 North Tryon Street

17th Floor

Charlotte, North Carolina 28255

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Wachovia Capital Markets, LLC

One Wachovia Center

301 South College Street

Charlotte, NC 28288-0737

D-1-1

Ladies and Gentlemen:

We are issuing this letter in our capacity as special counsel for General Motors Corporation (the “Company”) in response to the requirements of Section 14(e) of the Dealer Managers Agreement dated April 26, 2009 (the “Agreement”) by and among the Company and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., UBS Securities LLC and Wachovia Capital Markets, LLC (collectively, the “Dealer Managers”). Every capitalized term that is defined or given a special meaning in the Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Agreement. The Agreement relates to the Exchange Offers and Solicitations.

In connection with the preparation of this letter, we have (among other things) read the Agreement, the Registration Statement, the Preliminary Prospectus and the Prospectus.

Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Non-U.S. Prospectus, when filed with the Commission, or at the time of any amendment, appeared on its face to be responsive in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

. . . . . . . . . . . . . . . . . .

The purpose of our professional engagement was not to establish factual matters and the preparation of the Registration Statement, the Schedule TO, and the Prospectus involved many determinations of a wholly or partially nonlegal character. We make no representation that we have independently verified the accuracy, completeness or fairness of the Registration Statement, the Schedule TO and the Prospectus or that the actions taken in connection with the preparation of these documents (including the actions described in the next paragraph) were sufficient to cause them to be accurate, complete or fair. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Registration Statement, the Schedule TO and the Prospectus, except to the extent otherwise explicitly indicated in the immediately preceding paragraph.

We have participated in certain conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company and the Dealer Managers and their counsel at which the contents of the Registration Statement, the Schedule TO and the Prospectus and related matters were discussed, although we were not primarily responsible for the preparation of these documents. We did not participate in the preparation of the documents incorporated by reference into the Registration Statement, the Schedule TO and the Prospectus but have, however, reviewed such documents.

On the basis of such conferences and review, we advise you that no fact came to our attention that caused us to conclude that (i) the Registration Statement, as of the date it was declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements

D-1-2

therein, not misleading and (ii) the Schedule TO and the Prospectus, as of their respective date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

. . . . . . . . . . . . . . . . . .

Except for the activities described in the immediately preceding section of this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

We are not advising, and we express no view, with respect to any financial statements and schedules, the notes related thereto or other financial, accounting or statistical data derived therefrom and information (including without limitation financial projections), and accounting policies, in each case, included in the Registration Statement, the Schedule TO and the Prospectus or incorporated by reference therein or excluded therefrom.

Our advice in this letter is based exclusively on the federal law of the United States; none of the advice contained in this letter considers or covers any foreign or state securities laws or regulations.

Whenever this letter provides advice about (or based upon) our knowledge or awareness of any particular information such advice is based entirely on the conscious awareness at the time this letter is delivered on the date it bears by the lawyers with Jenner & Block LLP at that time who spent substantial time representing the Company in connection with the preparation of the Registration Statement, including the Preliminary Prospectus, the Prospectus and the Incorporated Documents.

This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law, other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

This letter may be relied upon by the Dealer Managers, solely in their capacity as financial intermediaries, and only for the purpose served by the provision in the Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than the Dealer Managers may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, tender offer statement, proxy or information statement or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Sincerely,

Jenner & Block LLP

D-1-3

EXHIBIT D-2

Form of Legal Opinion of Jenner & Block LLP, Counsel to the Company

to be delivered on the Closing Date

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Banc of America Securities LLC

The Hearst Building

214 North Tryon Street

17th Floor

Charlotte, North Carolina 28255

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Wachovia Capital Markets, LLC

One Wachovia Center

301 South College Street

Charlotte, NC 28288-0737

Ladies and Gentlemen:

We are issuing this letter in our capacity as special counsel for General Motors Corporation (the “Company”) in response to the requirements of Section 14(e) of the Dealer Managers Agreement dated April 26, 2009 (the “Agreement”) by and among the Company and

D-2-1

Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., UBS Securities LLC and Wachovia Capital Markets, LLC (collectively, the “Dealer Managers”). Every capitalized term that is defined or given a special meaning in the Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Agreement. The Agreement relates to the Exchange Offers and Solicitations.

In connection with the preparation of this letter, we have (among other things) read the Agreement, the Registration Statement, the Preliminary Prospectus, the Prospectus and copies of all certificates and other documents delivered today in connection with the consummation of the Exchange Offers.

Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Preliminary Prospectus , the Prospectus or any Non-U.S. Prospectus, when filed with the Commission, or at the time of any amendment, appeared on its face to be responsive in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

. . . . . . . . . . . . . . . . . .

The purpose of our professional engagement was not to establish factual matters and the preparation of the Registration Statement, the Schedule TO and the Prospectus involved many determinations of a wholly or partially nonlegal character. We make no representation that we have independently verified the accuracy, completeness or fairness of the Registration Statement, the Schedule TO and the Prospectus or that the actions taken in connection with the preparation of these documents (including the actions described in the next paragraph) were sufficient to cause them to be accurate, complete or fair. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Registration Statement, the Schedule TO and the Prospectus, except to the extent otherwise explicitly indicated in the immediately preceding paragraph.

We have participated in certain conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company and the Dealer Managers and their counsel at which the contents of the Registration Statement, the Schedule TO and the Prospectus and related matters were discussed. although we were not primarily responsible for the preparation of these documents. We did not participate in the preparation of the documents incorporated by reference into the Registration Statement, the Schedule TO and the Prospectus but have, however, reviewed such documents.

On the basis of such conferences and review, we advise you that no fact came to our attention that caused us to conclude that (i) the Registration Statement, as of the date it was declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, not misleading and (ii) the Schedule TO and the Prospectus, as of their respective

D-2-2

date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

. . . . . . . . . . . . . . . . . .

Except for the activities described in the immediately preceding section of this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

We are not advising, and we express no view, with respect to any financial statements and schedules, the notes related thereto or other financial, accounting or statistical data derived therefrom and information (including without limitation financial projections), and accounting policies, in each case, included in the Registration Statement, the Schedule TO and the Prospectus or incorporated by reference therein or excluded therefrom.

Our advice in this letter is based exclusively on the federal law of the United States; none of the advice contained in this letter considers or covers any foreign or state securities laws or regulations.

Whenever this letter provides advice about (or based upon) our knowledge or awareness of any particular information such advice is based entirely on the conscious awareness at the time this letter is delivered on the date it bears by the lawyers with Jenner & Block LLP at that time who spent substantial time representing the Company in connection with the preparation of the Registration Statement, including the Prospectus and the Incorporated Documents, and the Schedule TO.

This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law, other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

This letter may be relied upon by the Dealer Managers, solely in their capacity as financial intermediaries, and only for the purpose served by the provision in the Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than the Dealer Managers may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, tender offer statement, proxy or information statement or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Sincerely,

Jenner & Block LLP

D-2-3

EXHIBIT E-1

OPINION OF INTERNAL COUNSEL OF THE COMPANY

To be delivered on Effectiveness Date

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Banc of America Securities LLC

The Hearst Building

214 North Tryon Street

17th Floor

Charlotte, North Carolina 28255

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Wachovia Capital Markets, LLC

One Wachovia Center

301 South College Street

Charlotte, NC 28288-0737

Ladies and Gentlemen:

I am issuing this letter in my capacity as a member of the Legal Staff of General Motors Corporation (the “Company”) in response to the requirement in Section 14(e) of the

E-1-1

Dealer Managers Agreement dated April 26, 2009 (the “Agreement”) by and among the Company and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., UBS Securities LLC and Wachovia Capital Markets, LLC (the “Dealer Managers”). Capitalized terms used, but not defined, herein shall have the meanings ascribed to them by the Agreement. The Agreement relates to the offers to exchange (the “Offers”) certain notes issued by the Company and General Motors Nova Scotia (collectively, the “Old Notes”) for the Exchange Consideration.

In connection with the preparation of this letter, I have (among other things) read the Agreement, the Registration Statement, the Prospectus, the resolutions of the Board of Directors of the Company and the Restated Certificate of Incorporation and By-Laws of the Company.

In addition, I have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law as I have deemed appropriate as a basis for the opinions expressed below. I have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which I have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

Subject to the assumptions, qualifications and limitations which are identified in this letter, I advise you that:

(i) The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware.

(ii) The Company has the corporate power and corporate authority to execute and deliver the Agreement and perform its obligations thereunder.

(iii) The Company has taken all corporate action necessary to authorize the making of the Exchange Offers and the Solicitations.

(iv) The Agreement has been duly authorized by the Company.

(v) The execution and delivery by the Company of the Agreement and the consummation by the Company of the transactions contemplated thereby, including the Exchange Offers and Solicitations, will not violate or conflict with, or result in any contravention of, any Applicable Order.

“Applicable Orders” means those judgments, orders or decrees identified on Schedule I to this opinion.

I have assumed for purposes of this letter the following: each document I have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all

E-1-2

signatures on each such document are genuine; that the Agreement and every other agreement I have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement in accordance with such agreement’s terms (except that I make no such assumption with respect to the Company); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the conclusions provided in this letter.

In preparing this letter I have relied without independent verification upon the following: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Agreement and other documents specifically identified at the beginning of this letter as having been read by me; (iii) factual information provided to me by the other representatives of the Company; and (iv) factual information I have obtained from such other sources as I have deemed reasonable. I have assumed that the information upon which I have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of numbered paragraph (i), I have relied exclusively upon a certificate issued by a governmental authority in the relevant jurisdiction and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificate. I have not undertaken any investigation or search of court records for purposes of this letter.

I confirm that I do not have knowledge that has caused me to conclude that my reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) my knowledge or awareness of any particular information such advice is based entirely on my conscious awareness at the time this letter is delivered on the date it bears.

I am a member of the Bar of the State of New York and my advice on every legal issue addressed in this letter is based exclusively on the General Corporation Law of the State of Delaware, the laws of the State of New York or the federal law of the United States. I express no opinion with respect to any state securities or “blue sky” laws or regulations, any foreign laws, statutes, governmental rules or regulations or any laws, statutes governmental rules or regulations which in my experience are not applicable generally to transactions of the kind covered by the Agreement.

My advice on each legal issue addressed in this letter represents my opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law my opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

This letter speaks as of the time of its delivery on the date it bears. I do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which I did not have knowledge at that time, by reason of any change subsequent to that time in any law, other governmental requirement or interpretation thereof covered by any of my opinions or advice, or for any other reason.

E-1-3

This letter may be relied upon by the Dealer Managers only for the purpose served by the provision in the Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without my written consent: (i) no person other than the Dealer Managers may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, tender offer statement, proxy or information statement or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Very truly yours,

Martin I. Darvick

E-1-4

EXHIBIT E-2

OPINION OF INTERNAL COUNSEL OF THE COMPANY

To be delivered on the Closing Date

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Banc of America Securities, LLC

The Hearst Building

214 North Tryon Street

17th Floor

Charlotte, North Carolina 28255

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Wachovia Capital Markets, LLC

One Wachovia Center

301 South College Street

Charlotte, NC 28288-0737

Ladies and Gentlemen:

I am issuing this letter in my capacity as a member of the Legal Staff of General Motors Corporation (the “Company”) in response to the requirement in Section 14(e) of the

E-2-1

Dealer Managers Agreement dated April 26, 2009 (the “Agreement”) by and among the Company and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., UBS Securities LLC and Wachovia Capital Markets, LLC (the “Dealer Managers”). Capitalized terms used, but not defined, herein shall have the meanings ascribed to them by the Agreement. The Agreement relates to the offers to exchange (the “Offers”) certain notes of the Company and General Motors Nova Scotia (collectively, the “Old Notes”) for the Exchange Consideration.

In connection with the preparation of this letter, I have (among other things) read the Agreement, the Registration Statement, the Prospectus, the Prospectus, the resolutions of the Board of Directors of the Company, the Restated Certificate of Incorporation and By-Laws of the Company and copies of all certificates and other documents delivered today in connection with the consummation of the Exchange Offers.

In addition, I have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law as I have deemed appropriate as a basis for the opinions expressed below. I have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which I have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

Subject to the assumptions, qualifications and limitations which are identified in this letter, I advise you that:

(i) The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware.

(ii) The Company has the corporate power and corporate authority to execute and deliver the Transaction Documents and perform its obligations thereunder.

(iii) The Company has taken all corporate action necessary to authorize the making of the Exchange Offers and the Solicitations.

(iv) The Transaction Documents have been duly authorized by the Company

(v) The authorized, issued and outstanding capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

(vi) The execution and delivery by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby, including the Exchange Offers and Solicitations, will not violate or conflict with, or result in any contravention of, any Applicable Order.

E-2-2

“Applicable Orders” means those judgments, orders or decrees identified on Schedule I to this opinion.

I have assumed for purposes of this letter the following: each document I have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine; that the Agreement and every other agreement I have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement in accordance with such agreement’s terms (except that I make no such assumption with respect to the Company); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the conclusions provided in this letter.

In preparing this letter I have relied without independent verification upon the following: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Agreement and other documents specifically identified at the beginning of this letter as having been read by me; (iii) factual information provided to me by the other representatives of the Company; and (iv) factual information I have obtained from such other sources as I have deemed reasonable. I have assumed that the information upon which I have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of numbered paragraph (i), I have relied exclusively upon a certificate issued by a governmental authority in the relevant jurisdiction and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificate. I have not undertaken any investigation or search of court records for purposes of this letter.

I confirm that I do not have knowledge that has caused me to conclude that my reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) my knowledge or awareness of any particular information such advice is based entirely on my conscious awareness at the time this letter is delivered on the date it bears.

I am a member of the Bar of the State of New York and my advice on every legal issue addressed in this letter is based exclusively on the General Corporation Law of the State of Delaware, the laws of the State of New York or the federal law of the United States. I express no opinion with respect to any state securities or “blue sky” laws or regulations, any foreign laws, statutes, governmental rules or regulations or any laws, statutes governmental rules or regulations which in my experience are not applicable generally to transactions of the kind covered by the Agreement.

My advice on each legal issue addressed in this letter represents my opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law my opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

E-2-3

This letter speaks as of the time of its delivery on the date it bears. I do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which I did not have knowledge at that time, by reason of any change subsequent to that time in any law, other governmental requirement or interpretation thereof covered by any of my opinions or advice, or for any other reason.

This letter may be relied upon by the Dealer Managers only for the purpose served by the provision in the Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without my written consent: (i) no person other than the Dealer Managers may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, tender offer statement, proxy or information statement or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Very truly yours,

Martin I. Darvick

E-2-4